UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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MGIC INVESTMENT CORPORATION

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MGIC
Investment
Corporation

Notice
of 2010
Annual
Meeting
and
Proxy
Statement

2009
Annual
Report
to
Shareholders
MGIC Investment Corporation
March [__], 2010
Dear Shareholder:
     It is my pleasure to invite you to attend our Annual Meeting of Shareholders to be held on Thursday, May 6, 2010, at the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.
     At our meeting this year, we will ask shareholders to elect the three directors named in the Proxy Statement to our Board of Directors, approve our Shareholder Rights Agreement and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010. We will also report on our business.
     Your vote is important. Even if you plan to attend the meeting, we encourage you to sign the enclosed proxy card for voting your shares. Please read our Proxy Statement for more information about our meeting and the voting process.
     Our Annual Report to Shareholders, which follows the Proxy Statement in this booklet, is a separate report and is not part of this proxy statement.
Sincerely,
Curt S. Culver
Chairman and
Chief Executive Officer

IMPORTANT VOTING INFORMATION
          If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, the U.S. Securities and Exchange Commission (the “SEC”) has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled beginning with the upcoming annual meeting of MGIC Investment Corporation.
          If you hold your shares in street name, you will have received a vote instruction form from the holder of record containing instructions that you must follow in order for your shares to be voted. In the past, if you did not transmit your voting instructions before the annual meeting, your broker could vote on your behalf on the election of directors and other matters considered to be routine.
A New Rule for Shareholder Voting
          Effective on January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by following the instructions from your broker about voting your shares by completing and returning the vote instruction form. For your vote to be counted in the election of directors, you now will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the annual meeting.
Your Participation in Voting the Shares You Own is Important
          Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that MGIC Investment Corporation applies in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in the future of MGIC Investment Corporation.
More Information is Available
          If you have any questions about this new rule or the proxy voting process in general, please contact the bank, broker or other holder of record through which you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact our Senior Vice President—Investor Relations at (414) 347-6480.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2010
Our Proxy Statement and 2009 Annual Report to Shareholders are available at http://mtg.mgic.com/proxyinfo. Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may submit your proxy or vote instruction card for the annual meeting by completing, signing, dating and returning your proxy or vote instruction card in the pre-addressed envelope provided. No postage is required if mailed in the United States. If you attend the meeting, you may vote in person, even if you have previously returned your proxy or vote instruction card.

MGIC Investment Corporation
Notice of Annual Meeting of Shareholders
To Be Held On
May 6, 2010
To Our Shareholders:
          The Annual Meeting of Shareholders of MGIC Investment Corporation will be held at the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on May 6, 2010, at 9:00 a.m., to vote on the following matters:
     (1) Election of the three directors named in the Proxy Statement, each for a three-year term;
     (2) Approval of our Shareholder Rights Agreement;
     (3) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010; and
     (4) Any other matters that properly come before the meeting.
          Only shareholders of record at the close of business on March 5, 2010 will be entitled to vote at the annual meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors

Jeffrey H. Lane, Secretary
March [__], 2010

YOUR VOTE IS IMPORTANT
PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD

MGIC Investment Corporation
P.O. Box 488,
MGIC Plaza,
Milwaukee, WI 53201
Proxy Statement
          Our Board of Directors is soliciting proxies for the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, May 6, 2010, at the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, and at any postponement or adjournment of the meeting. This proxy statement and the enclosed form of proxy are being mailed to shareholders beginning on approximately March [___], 2010. Our Annual Report to Shareholders for the fiscal year ended December 31, 2009, which follows the proxy statement in this booklet, is a separate report and is not part of this proxy statement. If you have any questions about attending our annual meeting, you can call our Senior Vice President—Investor Relations at (414) 347-6480.
About the Meeting and Proxy Materials
     What is the purpose of the annual meeting?
          At our annual meeting, shareholders will act on the matters outlined in our notice of meeting on the preceding page, including the election of the three directors named in the proxy statement, approval of our Shareholder Rights Agreement and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010. In addition, management will report on our performance during the last year and, after the meeting, respond to questions from shareholders.
     Who is entitled to vote at the meeting?
          Only shareholders of record at the close of business on March 5, 2010, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. For each share of Common Stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, [_________] shares of Common Stock were outstanding and entitled to vote.
     What is a proxy?
          A proxy is another person you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.
     How do I vote my shares?
          If you are a shareholder of record, meaning your shares are registered directly in your name with Wells Fargo Bank Minnesota, N.A., our stock transfer agent, you may vote your shares by completing, signing and returning the enclosed proxy card in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your shares in person.
          If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, your broker or nominee has enclosed or provided a vote instruction form for you to use to direct the broker or nominee how to vote your shares. Certain of these institutions offer telephone and Internet voting.
          If you hold shares as a participant in our Profit Sharing and Savings Plan and Trust, you may use the enclosed proxy card to instruct the plan trustee how to vote those shares. The trustee will vote shares held in your account in accordance with your instructions and the plan terms. The plan trustee may vote the shares for you if your proxy card is not received at least five days before the annual meeting date.
          Please contact our Senior Vice President—Investor Relations at (414) 347-6480 if you would like directions on attending the annual meeting and voting in person. At our meeting, you will be asked to show some form of identification (such as your driving license).

     Can I change my vote after I return my proxy card?
          Yes. If you are a shareholder of record, you can revoke your proxy at any time before your shares are voted by advising our corporate Secretary in writing, by submitting a signed proxy with a later date, or by voting in person at the meeting. If your shares are held in street name by a broker, bank or nominee, or in our Profit Sharing and Savings Plan and Trust, you must follow the instructions of the broker, bank, nominee or plan trustee on how to change your vote.
     How are the votes counted?
          A quorum is necessary to hold the meeting and will exist if a majority of the [_________] shares of Common Stock outstanding on the record date are represented, in person or by proxy, at the meeting. Votes cast by proxy or in person at the meeting will be counted by Wells Fargo Bank Minnesota, N.A., which has been appointed by our Board to act as inspector of election for the meeting.
          Shares represented by proxy cards marked “Abstain” will be counted to determine the presence of a quorum, but will not be counted as votes for or against any matter. “Broker non-votes,” which occur when a broker or other nominee does not vote on a particular matter because the broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and has not received such instructions, will be counted for quorum purposes but will not be counted as votes for or against any matter. Beginning with this year’s annual meeting, brokers and other nominees no longer have discretionary authority to vote shares in the election of directors without instructions from the beneficial owner of the shares. Brokers do have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm without instructions from the beneficial owner.
     What are the Board’s recommendations?
          Our Board of Directors recommends a vote FOR all of the nominees for director (Item 1), FOR approval of our Shareholder Rights Agreement (Item 2) and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010 (Item 3).
          If you sign and return a proxy card without specifying how you want your shares voted, the named proxies will vote your shares in accordance with the recommendations of the Board for all Items and in their best judgment on any other matters that properly come before the meeting.
     Will any other items be acted upon at the annual meeting?
          The Board does not know of any other business to be presented at the annual meeting. No shareholder proposals will be presented at this year’s annual meeting.
     What are the deadlines for submission of shareholder proposals for the next annual meeting?
          Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the SEC’s rules. Proposals intended for inclusion in next year’s proxy materials must be received by our Secretary no later than November [___], 2010 .
          Under our Bylaws, a shareholder who wants to bring business before the annual meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to our corporate Secretary in accordance with the procedures contained in our Bylaws. Our Bylaws require that shareholders give notice to our Secretary at least 45 and not more than 70 days before the first anniversary of the date set forth in our proxy statement for the prior Annual Meeting as the date on which we first mailed such proxy materials to shareholders. For the 2011 annual meeting, the notice must be received by the Secretary no later than February [___], 2011, and no earlier than January [___], 2011. For director nominations, the notice must comply with our Bylaws and provide the information required to be included in the proxy statement for individuals nominated by our Board. For any other proposals, the notice must describe the proposal and why it should be approved, identify any material interest of the shareholder in the matter, and include other information required by our Bylaws.

     Who pays to prepare, mail and solicit the proxies?
          We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, our employees may solicit proxies by telephone, email, facsimile or personal interview. We have also engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of up to $15,000, plus expenses, including charges by brokers, banks and other nominees to forward proxy materials to the beneficial owners of our Common Stock.
Stock Ownership
          The following table identifies the beneficial owners of more than 5% of our Common Stock as of December 31, 2009 based on information filed with the SEC, unless more recent information filed with the SEC filing is available. The table also shows the amount of our Common Stock beneficially owned by our named executive officers and all directors and executive officers as a group. Unless otherwise noted, the parties listed in the table have sole voting and investment power over their shares, and information regarding our directors and named executive officers is given as of March 5, 2010. Information about the Common Stock that our directors beneficially own appears below in connection with their biographies. See “Item 1—Election of Directors.”

	Shares
Name	Beneficially Owned	Percent of Class
Old Republic International Corporation(1)	18,641,059	14.8%
307 North Michigan Avenue Chicago, IL 60601
FMR, LLC(2)	13,601,676	10.3%
82 Devonshire Street Boston, Massachusetts 02109
BlackRock, Inc.(3)	6,812,666	5.4%
40 East 52nd Street New York, NY 10022
Curt S. Culver(4)	872,992	*
J. Michael Lauer(4)	465,345	*
Patrick Sinks(4)	280,048	*
Jeffrey H. Lane(4)	242,841	*
Lawrence J. Pierzchalski(4)	242,730	*
All directors and executive officers as a group (17 persons)(4)(5)	2,797,083	2.2%

*	Less than 1%

(1)	Old Republic International Corporation, which reported ownership on behalf of itself and several of its wholly owned subsidiaries, reported that it had shared voting and investment power for all of the shares. Old Republic International Corporation owns Republic Mortgage Insurance Corporation, which is one of our competitors.

(2)	These shares are beneficially owned by Fidelity Management & Research Company (“Fidelity”), a registered investment adviser and wholly-owned subsidiary of FMR LLC. Edward C. Johnson 3d and FMR LLC, through their control of Fidelity and the investment companies for which Fidelity acts as investment adviser (“Funds”), each has sole investment power as to these shares; the Funds’ Boards of Trustees have sole voting power as to such shares. The shares listed include 6,356,076 shares resulting from the assumed conversion of $85.8 million principal amount of our 9% Convertible Junior Subordinated Debentures.

(3)	BlackRock, Inc. reported ownership on behalf of itself and several of its wholly owned subsidiaries.

(4)	Includes shares that could be purchased on the record date or within 60 days thereafter by exercise of stock options granted to the executive officers: Mr. Culver — 355,000; Mr. Lauer — 119,000; Mr. Sinks — 68,000; Mr. Pierzchalski — 119,000; Mr. Lane — 102,800; and all executive officers as a group — 853,050. Also includes shares held in our Profit Sharing and Savings Plan and Trust by the executive officers: Mr. Culver — 12,673; Mr. Lauer — 53,182; Mr. Sinks — 11,712; and all executive officers as a group — 195,771. Also includes restricted shares over which the executive officer has sole voting power but no investment power: Mr. Culver — 64,160; Mr. Lauer — 8,694; Mr. Sinks — 40,100; Mr. Pierzchalski — 21,654; Mr. Lane — 10,314; and all executive officers as a group — 154,402. Excludes shares underlying restricted stock units (“RSUs”) that cannot be settled in Common Stock within 60 days of the record date: Mr. Culver — 470,096; Mr. Lauer — 163,518; Mr. Sinks — 278,810; Mr. Pierzchalski — 150,558; Mr. Lane — 161,898; and all executive officers as a group — 1,384,619. Also includes shares for which voting and investment power are shared as follows: Mr. Lauer — 1,520; and all directors and executive officers as a group — 46,660.

(5)	Includes an aggregate of 91,863 shares underlying RSUs held by our non-management directors, which could be settled in shares of Common Stock within 60 days of the record date. Also includes an aggregate of 173,135 restricted shares held by all directors and executive officers as a group. The beneficial owners have sole voting power but no investment power over the restricted shares. Excludes an aggregate of 610,890 share units held by our non-management directors that cannot be settled in shares of Common Stock.
Item 1 —Election of Directors
          Our Board of Directors is divided into three classes, with directors in each class serving for a term of three years. One class of directors is elected at each annual meeting. The Board, upon the recommendation of the Management Development, Nominating and Governance Committee, has nominated three directors for re-election to the Board to serve until our 2013 annual meeting of shareholders. If any nominee is not available for election, proxies will be voted for another person nominated by the Board or the size of the Board will be reduced.
Majority Voting
          The Company has adopted a majority vote standard for the election of directors in uncontested elections. Under this standard, each nominee must receive a “majority vote” at the meeting to be elected a director. A “majority vote” means that when there is a quorum present, more than 50% of the votes cast in the election of the director are cast “for” the director, with votes cast being equal to the total of the votes “for” the election of the director plus the votes “withheld” from the election of the director. Broker non-votes and abstentions will be disregarded in the calculation of a “Majority Vote.” In addition, any director who does not receive a majority vote at the annual meeting is required to send our Board a resignation. The effectiveness of the resignation is contingent upon Board acceptance. The Board will accept or reject a resignation in its discretion after receiving a recommendation made by our Management Development, Nominating and Governance Committee and will promptly publicly disclose its decision regarding the director’s resignation (including the reason(s) for rejecting the resignation, if applicable).
Information About Nominees
          The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Management Development, Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.
          The Management Development, Nominating and Governance Committee is responsible for developing Board membership criteria and recommending these criteria to the Board. The criteria, which are set forth in our Corporate Governance Guidelines, include an inquiring and independent mind, sound and considered judgment, high standards of ethical conduct and integrity, well-respected experience at senior levels of business, academia, government or other fields, ability to commit sufficient time and attention to Board activities, anticipated tenure on the Board, and whether an individual will enable the Board to continue to have a substantial majority of independent directors.
          In addition, the Management Development, Nominating and Governance Committee evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given our prospective retirements due to the Board’s policy that a director may not stand for election if he is age 72 or more. The Management Development, Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and enable the Board to have access to a diverse body of talent and expertise relevant to our activities. The Management Development, Nominating and Governance Committee also seeks to enhance the diversity of the Board in other areas, such as geography, age, race, gender and ethnicity. The Board’s evaluation of its composition enables the Board to consider the skills and experience it seeks in the Board as a whole, and in individual directors, as our needs evolve and change over time and to assess the effectiveness of the Board’s efforts at pursuing diversity. In identifying director candidates from time to time, the Management Development, Nominating and Governance Committee may establish specific skills and experience that it believes we should seek in order to constitute a balanced and effective board.
          In evaluating incumbent directors for renomination to the Board, as well as the skills and experience that other directors bring to the Board, the members of the Management Development, Nominating and Governance Committee have considered a variety of factors. These include each director’s independence, financial literacy, personal and professional accomplishments, tenure on the Board, experience in light of our needs, and past performance on the Board based on feedback from other Board members.
          Information about our directors, three of whom are nominees for election at the annual meeting, appears below. The biographical information is as of February 1, 2010 and, for each director, includes a discussion about the skills and qualifications that the Board has determined support the director’s continued service on the Board.
NOMINEES FOR DIRECTOR —
Term Ending 2013

Shares
Beneficially
Owned(1)
James A. Abbott, 70, a Director since 1989, has been Chairman and a principal of American Security Mortgage Corp., a mortgage banking firm, since June 1999. He served as President and Chief Executive Officer of First Union Mortgage Corporation, a mortgage banking company licensed in all 50 states and nationally ranked in the top 10 in origination and loan servicing during his tenure, from January 1980 to December 1994. Mr. Abbott brings to the Board more than 40 years of experience in the mortgage banking industry gained through his service as chairman and as chief executive officer of two mortgage banking companies, and in banking as a member of the corporate management committee of a major bank holding company for 15 years. Additionally, he has knowledge of our company and our corporate governance practices acquired while serving as a director of MGIC for more than 20 years.	37,978	(2)(3)

	Shares
	Beneficially
	Owned(1)
Thomas M. Hagerty, 47, a Director since 2001, has been a managing director with Thomas H. Lee Partners, L.P. and its predecessor Thomas H. Lee Company (“THL”), a private investment firm, since 1992 and has been with the firm since 1988. Mr. Hagerty previously was in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. He is also a director of Ceridian Corporation, Fidelity National Financial, Inc., Fidelity National Information Services, Inc. and MoneyGram International, Inc. In addition, during the past five years, Mr. Hagerty served as a director of Metris Companies, Inc. (through 2005), Hilltop Holdings Inc. (formerly Affordable Residential Communities Inc.) (through 2005) and Syratech Corporation (through 2005). In an attempt to preserve the value of an investment in Conseco, Inc. by an affiliate of THL, Mr. Hagerty served as the interim chief financial officer of Conseco from July 2000 until April 2001. In December 2002, Conseco filed a petition under the federal bankruptcy code. Mr. Hagerty brings to the Board experience in and knowledge of the financial services and investment industries, expertise in analyzing and monitoring substantial investment positions gained through his work in private equity, expertise in evaluating companies’ strategies, operations and risks gained through his work in investment banking, and corporate governance experience acquired through his service on numerous public company boards.	28,336	(3)

Michael E. Lehman, 59, a Director since 2001, was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services, from February 2006 to January 2009, when Sun Microsystems was acquired by Oracle Corporation, after which he retired from full time employment. From July 2000 until his initial retirement in September 2002, he was Executive Vice President of Sun Microsystems; he was its Chief Financial Officer from February 1994 to July 2002, and held senior executive positions with Sun Microsystems for more than five years before then. In addition, during the past five years, Mr. Lehman served as a director of Echelon Corporation (through 2006), NetIQ Corporation (through 2006) and Sun Microsystems, Inc. (through 2006). Mr. Lehman brings to the Board financial and accounting knowledge gained through his service as chief financial officer of a large, multinational public company, skills in addressing the range of financial issues facing a large company with complex operations, senior executive and operational experience, and leadership skills.	7,799	(3)

DIRECTORS CONTINUING IN OFFICE —
Term Ending 2011

	Shares
	Beneficially
	Owned(1)
David S. Engelman, 72, a Director since 1993, has been a private investor for more than five years. He was President and Chief Executive Officer, on an interim basis, of Fleetwood Enterprises, Inc., a manufacturer of recreational vehicles and manufactured housing, from February 2002 to August 2002. In addition, during the past five years, Mr. Engelman served as a director of Fleetwood Enterprises, Inc. (through August 2009) and Fieldstone Investment Corporation (through July 2007). Mr. Engelman brings to the Board management and operations experience acquired through his service as chief executive officer of a public company, investment expertise, experience in the real estate industry, senior executive experience and leadership skills.	35,963	(2)(3)(4)

Kenneth M. Jastrow, II, 62, a Director since 1994, has, since December 2007, been the non-executive Chairman of the Board of Forestar Group Inc. (“Forestar”), which is engaged in various real estate and natural resource businesses. From January 2000 until December 28, 2007, Mr. Jastrow served as Chairman and Chief Executive Officer of Temple-Inland Inc. (“TI”), a paper and forest products company which during Mr. Jastrow’s tenure also had interests in real estate and financial services. Mr. Jastrow currently serves as our Lead Director. He is also a director of KB Home. In addition, during the past five years, Mr. Jastrow served as a director of Guaranty Financial Group and its subsidiary Guaranty Bank (from December 2007 through August 2008). Mr. Jastrow brings to the Board senior executive and leadership experience gained through his service as chairman and chief executive officer at a public company with diversified business operations in sectors relevant to our operations, experience in the real estate, mortgage banking and financial services industries, and knowledge of corporate governance matters gained through his service as a non-executive chairman and on public company boards.	32,698	(2)(3)

	Shares
	Beneficially
	Owned(1)
Daniel P. Kearney, 70, a Director since 1999, has been a business consultant and private investor for more than five years. Mr. Kearney served as Executive Vice President and Chief Investment Officer of Aetna, Inc., a provider of health and retirement benefit plans and financial services, from 1991 to 1998. He was President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board from 1990 to 1991, a principal of Aldrich, Eastman & Waltch, Inc., a pension fund advisor, from 1988 to 1989, and a managing director at Salomon Brothers Inc, an investment banking firm, from 1977 to 1988. He is also a director of Fiserv, Inc. and MBIA, Inc. Mr. Kearney brings to the Board investment expertise, skill in assessing and managing investment and credit risk, broad-based experience in a number of areas relevant to our business, including insurance and financial services, and senior executive experience gained at a major public insurance company.	86,266	(3)

Donald T. Nicolaisen, 65, a Director since 2006, was the Chief Accountant of the United States Securities and Exchange Commission from September 2003 to November 2005, when he retired from full time employment. Prior to joining the SEC, he was a Senior Partner at PricewaterhouseCoopers LLP, an accounting firm that he joined in 1967. He is also a director of Verizon Communications Inc., Morgan Stanley and Zurich Financial Services Group. Mr. Nicolaisen brings to the Board financial and accounting expertise acquired from his 36 years of service with a major public accounting firm and his tenure as Chief Accountant at the SEC, as well as an understanding of the range of issues facing large financial services companies gained through his service on the boards of public companies operating in the insurance and financial services industries.	16,399	(3)
DIRECTORS CONTINUING IN OFFICE —
Term Ending 2012

Karl E. Case, 63, a Director since 1991, is the Katharine Coman and A. Barton Hepburn Professor of Economics at Wellesley College where he has taught since 1976 and from which he has announced his retirement in June 2010. Dr. Case has been Visiting Scholar at the Federal Reserve Bank of Boston since 1985. He is also a director of The Depositors Insurance Fund of Massachusetts. In addition, during the past five years, Mr. Case served as a director of Century Bancorp Inc. and its subsidiary Century Bank & Trust (through 2006). Mr. Case brings to the Board expertise as a tenured professor of economics, experience in the home real estate industry, including as a co-developer of the Case-Shiller Index (which reports on changes in home prices across the United States) and experience gained through his work with a regulator that oversees areas relevant to our business.	6,705	(2)(3)

	Shares
	Beneficially
	Owned(1)
Curt S. Culver, 57, a Director since 1999, has been our Chairman of the Board since January 2005 and our Chief Executive Officer since January 2000. He served as our President from January 1999 to January 2006. Mr. Culver has been Chief Executive Officer of Mortgage Guaranty Insurance Corporation (MGIC) since January 1999 and held senior executive positions with MGIC for more than five years before then. He is also a director of Wisconsin Electric Power Company and Wisconsin Energy Corporation. Mr. Culver brings to the Board extensive knowledge of our business and operations, a long-term perspective on our strategy, the ability to lead the Company and the Board as the Company faces ongoing challenges, and experience serving on the boards of other companies operating in regulated industries.	872,992	(5)

William A. McIntosh, 70, a Director since 1996, was an executive committee member and a managing director at Salomon Brothers Inc., an investment banking firm, when he retired in 1995 after 35 years of service. In addition, during the past five years, Mr. McIntosh served as a director of Northwestern Mutual Series Fund Inc. (27 funds) (through 2009) and Mason Street Funds, Inc. (11 funds) (through 2005). Mr. McIntosh brings to the Board extensive experience in the financial services industry gained from his 35-year tenure at a large investment banking firm and his service on several mutual fund boards, expertise in evaluating companies’ strategies, operations and risks acquired through his work as an investment banker, and financial and accounting expertise.	56,573	(2)(3)

Leslie M. Muma, 65, a Director since 1995, is retired and was Chief Executive Officer of Fiserv, Inc., a financial industry automation products and services firm from 1999 until December 2005. Before serving as Fiserv’s Chief Executive Officer, he was its President for many years. In addition, during the past five years, Mr. Muma served as a director of Fiserv, Inc. (through 2005). Mr. Muma brings to the Board experience in the financial services industry acquired through a career serving as a chief executive officer and president at a financial industry automation products and services firm, as well as management and operations experience, and leadership skills.	52,139	(2)(3)(6)

(1)	Ownership information is as of March 5, 2010. Unless otherwise noted, all directors have sole voting and investment power with respect to the shares. Common Stock beneficially owned by each director represents less than 1% of the total number of shares outstanding.

(2)	Includes 2,000 shares held under our 1993 Restricted Stock Plan for Non-Employee Directors. The directors have sole voting power and no investment power over these shares.

(3)	Includes shares underlying RSUs as follows: Mr. Abbott — 3,050; Dr. Case — 3,050; Mr. Engelman — 3,050; Mr. Hagerty — 3,050; Mr. Jastrow — 3,050; Mr. Kearney — 3,050; Mr. Lehman — 3,050; Mr. McIntosh — 3,050; Mr. Muma — 3,050; and Mr. Nicolaisen — 1,700. Such units were issued pursuant to our RSU award program (See “Compensation of Directors— Former RSU Award Program”) and could be settled in shares of Common Stock within 60 days of the record date.

Also includes the following RSUs, which are held under the Deposit Share Program for Non-Employee Directors under our 2002 Stock Incentive Plan (See “Compensation of Directors — Former Deposit Share Program”) and could be settled in shares of Common Stock within 60 days of the record date: Mr. Abbott —1,491; Mr. Hagerty — 17,105; Mr. Jastrow — 19,769; Mr. Kearney —5,733; Mr. Muma — 4,098; and Mr. Nicolaisen —14,517. Directors have neither voting nor investment power over the shares underlying any of these units.

Also includes 6,733 shares that Mr. Jastrow held under the Deposit Share Program for Non-Employee Directors under our 1991 Stock Incentive Plan and 2002 Stock Incentive Plan. Mr. Jastrow has sole voting power and no investment power over these shares.

Excludes share units held under our Deferred Compensation Plan (See “Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units”) over which the directors have neither voting nor investment power, as follows: Mr. Abbott — 47,410; Dr. Case — 56,022; Mr. Engelman — 47,410; Mr. Hagerty — 66,469; Mr. Jastrow — 77,546; Mr. Kearney — 79,338; Mr. Lehman — 48,791; Mr. McIntosh — 47,410; Mr. Muma — 75,118; and Mr. Nicolaisen — 65,377.

(4)	Includes 1,569 shares owned by a trust of which Mr. Engelman is a trustee and a beneficiary and as to which Mr. Engelman disclaims beneficial ownership except to the extent of his interest in the trust. Voting and investment power are shared for all shares owned by the trust.

(5)	Includes 355,000 shares which Mr. Culver had the vested right to acquire as of March 5, 2010, or which become vested within 60 days thereafter under options granted to Mr. Culver; 12,673 shares held in our Profit Sharing and Savings Plan and Trust; and 64,160 restricted shares awarded under our 2002 Stock Incentive Plan, over which Mr. Culver has sole voting power but no investment power. Excludes 470,096 shares underlying RSUs awarded under our 2002 Stock Incentive Plan over which he has neither voting nor investment power.

(6)	Includes 9,132 shares owned by a trust of which Mr. Muma is a trustee and a beneficiary and as to which Mr. Muma disclaims beneficial ownership except to the extent of his interest in the trust.
          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES. PROXIES WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.
Corporate Governance and Board Matters
          The Board of Directors, which is elected by our shareholders, oversees the management of the Company and our business. The Board selects our senior management team, which is responsible for operating our business, and monitors the performance of senior management.
     Corporate Governance Guidelines and Code of Business Conduct
          The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Guidelines cover the Board’s composition, leadership, meeting process, director independence, Board membership criteria, committee structure and functions, succession planning and director compensation. Among other things, the Board meets in executive session outside the presence of any member of our management after each Board meeting at which directors are present in person and at any additional times determined by the Board or the Lead Director. Mr. Jastrow has, for several years, presided at these sessions. In October 2009, Mr. Jastrow was appointed the Board’s Lead Director. See “Board Leadership” for information about the Lead Director’s responsibilities and authority. The Corporate Governance Guidelines also provide that a director who retires from his principal employment or joins a new employer shall offer to resign from the Board and a director who is an officer of MGIC and leaves MGIC must resign from the Board.
          We have a Code of Business Conduct emphasizing our commitment to conducting our business in accordance with legal requirements and high ethical standards. The Code applies to all employees, including our executive officers, and specified portions are applicable to our directors. Certain portions of the Code that apply to transactions with our executive officers, directors, and their immediate family members are described under “Related Person Transactions” below. These descriptions are subject to the actual terms of the Code.

          Our Corporate Governance Guidelines and our Code of Business Conduct are available on our website (http://mtg.mgic.com) under the “Investor Information; Corporate Governance” links. Written copies of these documents are available to any shareholder who submits a written request to our Secretary. We intend to disclose on our website any waivers from, or amendments to, our Code of Business Conduct that are subject to disclosure under applicable rules and regulations.
     Director Independence
          To assist in assessing director independence, the Board has adopted independence standards, which are set forth below and in our Corporate Governance Guidelines, which are available on our website. The standards adopted by the Board are consistent with the director independence criteria included in the New York Stock Exchange (the “NYSE”) listing standards. The Board has determined that all of our directors except for Mr. Culver, our CEO, and thus a substantial majority of the directors on the Board, are independent. In addition, each of the Audit, Management Development, Nominating and Governance, Risk Management and Securities Investment Committees consists entirely of independent directors. All members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under SEC and NYSE rules and the independence standards adopted by the Board.
          Under the NYSE listing standards, an “independent” director is a director whom the Board has determined has no material relationship with the Company or any of its consolidated subsidiaries (for purposes of this section, collectively referred to as the “Company”), either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. To determine that there were no material relationships, the Board applies the independence standards set forth below. A director is independent if the standards below are met.
•	Within the last three years, neither the director nor a member of the director’s immediate family was, in the case of an immediate family member, an executive officer of the Company, and in the case of a director, an employee of the Company, other than in the case of a director, an interim CEO or other executive officer or Chairman;

•	Within the last three years, neither the director nor a member of the director’s immediate family was the recipient of more than $100,000 during a 12-month period within such three years in direct compensation from the Company, other than compensation for service as a director of the Company or as interim CEO or other executive officer or Chairman;

•	Within the last three years, neither the director nor a member of the director’s immediate family was a partner or employee of the firm that is serving as the independent auditor of the Company if the rules of the NYSE would preclude the director’s independence;

•	The director does not have a material relationship with the Company in the sense that such relationship could reasonably call into question whether the director is independent from the management of the Company. Such relationships may arise as a result of the director’s being a service provider, customer, lender or through transactions between the director and the Company. Relationships that may impair independence may be indirect and arise through the director’s position with (other than solely as a director) or ownership of an entity that has a relationship with the Company. However, transactions in the ordinary course of the Company’s business that do not exceed the threshold in the next sentence shall be deemed not to impair independence. Transactions during the year involving payments for property or services between the Company and another person in which the director is an executive officer or employee, or a member of the director’s immediate family is an executive officer that exceed the greater of $1 million or 2% of the other person’s consolidated gross revenues for the fiscal year in which the transaction occurred shall be deemed to impair independence until three years (or such shorter period as provided in the rules of the New York Stock Exchange) after the threshold is not exceeded but only for so long as the officer or employment relationship exists.

•	A director (the “first director”) is not independent if an executive officer of the Company is a director of a company that employs the first director as an executive officer. In addition, if an executive officer of the Company is or was on the compensation committee of a company that employs the first director (or a member of the first director’s immediate family) as an executive officer, the first director is not independent until three years after the executive officer ceased being on that committee or the first director (or immediate family member) ceased being an employee or executive officer of such company.
          For purposes of this definition, a director’s immediate family consists of the director’s parents, parents-in-law, siblings, siblings-in-law, spouse, children, children-in-law, and anyone else who shares the director’s home, but excludes persons who are no longer immediate family members as a result of legal separation, divorce, death or incapacity.
          In making its independence determinations, the Board considered mortgage insurance premiums that we received on loans where American Security Mortgage Corp. (of which Mr. Abbott is the Chairman and a principal) was the original insured and our provision of contract underwriting services to American Security Mortgage Corp. These transactions were below the quantitative threshold noted above and were entered into in the ordinary course of both our and American Security Mortgage Corp.’s business.
     Board Leadership
          Currently, Mr. Culver serves as Chairman of the Board and Chief Executive Officer. The Board believes that we and our shareholders are best served at this time by this leadership structure, in which a single leader serves as Chairman and CEO and the Board has a Lead Director. Combining the roles of Chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing our business, under the oversight and review of the Board. Under this structure, the Chairman and CEO chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach makes sense because the CEO is the individual with primary responsibility for implementing our strategy, directing the work of other officers and leading implementation of our strategic plans as approved by the Board. This structure results in a single leader being directly accountable to the Board and, through the Board, to shareholders, and enables the CEO to act as the key link between the Board and other members of management. In addition, the Board believes that having a combined Chairman and CEO is appropriate for us at this time because of Mr. Culver’s familiarity with our business and history of outstanding leadership. Mr. Culver has been with us since 1985, and has served as Chief Executive Officer since 2000 and as Chairman of the Board since 2005.
          Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director is an independent director elected annually by the independent directors. Mr. Jastrow, who is the non-executive Chairman of the Board of Forestar, a company engaged in various real estate and natural resource businesses, currently serves as the Lead Director. The Lead Director’s responsibilities and authority include:
•	presiding at all meetings of the Board at which the Chairman and CEO is not present;

•	having the authority to call and leading executive sessions of the non-management directors between Board meetings (the Board meets in executive session after each Board meeting at which directors are present in person);

•	serving as a conduit between the Chairman and CEO and the non-management directors to the extent requested by the non-management directors;

•	serving as a conduit for the Board’s informational needs, including proposing topics for Board meeting agendas; and

•	being available, if requested by major shareholders, for consultation and communication.
          The Board believes that a single leader serving as Chairman and CEO, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time. The Board reviews the structure of the Board and the Board’s leadership as part of the succession planning process. The Board reviews succession planning for the CEO annually. The Management Development, Nominating and Governance Committee is responsible for overseeing this process and periodically reports to the Board. The Board also plans for succession to the position of Chairman of the Board.

     Communicating with the Board
          Shareholders and other interested persons can communicate with the members of the Board, the non-management members of the Board as a group or the Lead Director, by sending a written communication to our Secretary, addressed to: MGIC Investment Corporation, Secretary, P.O. Box 488, Milwaukee, WI 53201. The Secretary will pass along any such communication, other than a solicitation for a product or service, to the Lead Director.
     Board Attendance
          The Board of Directors held 9 formal meetings during 2009. In addition, the Board held 5 informal update sessions. Each director attended at least 75% of the meetings of the Board and committees of the Board on which he served during 2009. The annual meeting of shareholders is scheduled in conjunction with a Board meeting and directors are expected to attend the annual meeting. All of our directors attended our 2009 annual meeting of shareholders.
     Committees
          The Board has five committees: Audit; Management Development, Nominating and Governance; Risk Management; Securities Investment; and Executive. Information regarding these committees is provided below. The charters of the Audit, Management Development, Nominating and Governance, Risk Management and Securities Investment Committees are available on our website (http://mtg.mgic.com) under the “Investor Information; Corporate Governance” links. Written copies of these charters are available to any shareholder who submits a written request to our Secretary.
     Audit Committee
          The members of the Audit Committee are Messrs. Lehman (Chairman), Abbott, Engelman, Kearney and McIntosh. The Board’s determination that each of these directors meets all applicable independence requirements took into account the heightened independence criteria that apply to Audit Committee members under SEC and NYSE rules. The Board has determined that Mr. Lehman is an “audit committee financial expert” as defined in SEC rules. The Committee met 17 times during 2009.
     Audit Committee Report
          The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation’s financial statements, the effectiveness of its system of internal controls, the qualifications, independence and performance of its independent accountants, the performance of its internal audit function, and its compliance with legal and regulatory requirements.
          The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP (PwC), MGIC Investment Corporation’s independent registered public accounting firm, its audited financial statements for the year ended December 31, 2009. The Audit Committee discussed with PwC the matters required to be discussed by PCAOB AU 380 (“Communication with Audit Committees”). The Audit Committee also received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding auditor-audit committee communications about independence and discussed with PwC their independence from MGIC Investment Corporation and its management.
          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that MGIC Investment Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed with the SEC. These are the same financial statements that appear in MGIC Investment Corporation’s Annual Report to Shareholders.
          Members of the Audit Committee:
          Michael E. Lehman, Chairman
          James A. Abbott
          David S. Engelman
          Daniel P. Kearney
          William A. McIntosh

     Management Development, Nominating and Governance Committee
          The members of the Management Development, Nominating and Governance Committee are Messrs. Jastrow (Chairman), Hagerty, Muma and Nicolaisen. The Committee met 7 times during 2009. The Committee is responsible for overseeing our executive compensation program, including approving corporate goals relating to compensation for our CEO, determining our CEO’s annual compensation and approving compensation for our other senior executives. The Committee prepares the Compensation Committee Report and reviews the Compensation Discussion and Analysis included in our proxy statements. The Committee also makes recommendations to the Board regarding the compensation of directors. Although the Committee may delegate its responsibilities to subcommittees, it has not done so.
          The Committee receives briefings throughout the year on information that includes: detailed breakdowns of the total compensation of the named executive officers, including information showing total compensation for at least the previous five years; the amount that our named executive officers realized in at least the previous five years pursuant to sales of shares awarded under equity grants; the total amount of stock, stock options, restricted stock and RSUs held by each named executive officer (restricted stock and RSUs are collectively referred to in this proxy statement as “restricted equity”); and the other compensation information disclosed in this proxy statement under the SEC’s rules.
          The Committee has retained Frederic W. Cook & Co., a nationally recognized executive compensation consulting firm, to advise it. The Committee retains this compensation consultant to, among other things, help it to evaluate and oversee our executive compensation program and to review the compensation of our directors. The scope of the compensation consultant’s services during 2009 is described under “Compensation of Executive Officers — Compensation Discussion and Analysis — Other Matters” below. In providing its services to the Management Development, Nominating and Governance Committee, the compensation consultant regularly interacts with our senior management. The compensation consultant does not provide any other services to us and it did not do so in 2009.
          The Committee also oversees the CEO succession planning process, and makes recommendations to the Board to fill open director and committee member positions. In addition, the Committee reviews our Corporate Governance Guidelines and oversees the Board’s self-evaluation process. Finally, the Committee identifies new director candidates through recommendations from Committee members, other Board members and our executive officers, and will consider candidates who are recommended by shareholders.
          Shareholders may recommend a director candidate for consideration by the Management Development, Nominating and Governance Committee by submitting background information about the candidate, a description of his or her qualifications and the candidate’s consent to being recommended as a candidate. If the candidate is to be considered for nomination at the next annual shareholders meeting, the submission must be received by our corporate Secretary in writing no later than December 1 of the year preceding the meeting. Information on shareholder nominations is provided under “About the Meeting and Proxy Materials” in response to the question “What are the deadlines for submission of shareholder proposals for the next annual meeting?”
          The Committee evaluates new director candidates under the criteria described above, as well as other factors the Committee deems relevant, through background reviews, input from others members of the Board and our executive officers, and personal interviews with the candidate. The Committee will evaluate any director candidates recommended by shareholders using the same process and criteria that apply to candidates from other sources.
     Risk Management Committee
          The members of the Risk Management Committee are Dr. Case (Chairman) and Messrs. Abbott, Engelman and Nicolaisen. The Committee met 9 times in 2009. The Committee is responsible for overseeing management’s operation of our mortgage insurance business, including reviewing and evaluating with management the insurance programs, rates, underwriting guidelines and changes in market conditions affecting our business. The Risk Management Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”
     Securities Investment Committee
          The members of the Securities Investment Committee are Messrs. Kearney (Chairman), McIntosh and Muma.

The Committee met 10 times in 2009. The Committee oversees management of our investment portfolio and the investment portfolios of our employee benefit plans for which the plan document does not assign responsibility to other persons. The Committee also makes recommendations to the Board regarding our capital management, including dividend policy, repurchase of shares and external funding.
     Executive Committee
          The Executive Committee provides an alternative to convening a meeting of the entire Board should a matter arise between Board meetings that requires Board authorization. The members of the Committee are Messrs. Culver (Chairman), Jastrow and Muma. The Committee did not meet in 2009. The Committee is established under our Bylaws and has all authority that the Board may exercise with the exception of certain matters that under the Wisconsin Business Corporations Law are reserved to the Board itself.
     Board Oversight of Risk
          The Board of Directors is responsible for oversight of the various risks facing us. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, our management is charged with identifying and managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board.
          The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following four committees in particular play significant roles in carrying out the risk oversight function.
•	The Management Development, Nominating and Governance Committee: The Management Development, Nominating and Governance Committee evaluates the risks and rewards associated with our compensation philosophy and programs.

•	The Risk Management Committee: The Risk Management Committee oversees risks related to our mortgage insurance business.

•	The Securities Investment Committee: The Securities Investment Committee oversees risks related to our investment portfolio and capital management.

•	The Audit Committee: The Audit Committee oversees our processes for assessing risks and the effectiveness of our system of internal controls. In performing this function, the Audit Committee considers information from our independent registered public accounting firm and internal auditors and discusses relevant issues with management, the Internal Audit Director and the independent registered public accounting firm. As noted above, risks are also reviewed by the Management Development, Nominating and Governance Committee, the Risk Management and the Securities Investment Committees.
          We believe that our leadership structure, discussed in “Board Leadership” above, supports the risk oversight function of the Board. We have a combined Chairman of the Board and CEO who keeps the Board informed about the risks facing us. In addition, independent directors chair the various committees involved with risk oversight and there is open communication between senior management and directors.
Compensation Of Directors
          Under our Corporate Governance Guidelines, compensation of non-management directors is reviewed periodically by the Management Development, Nominating and Governance Committee. Mr. Culver is our CEO and receives no additional compensation for service as a director and he is not eligible to participate in any of the following programs or plans.

          Annual and Meeting Fees: In 2009, our non-management directors were paid an annual retainer of $100,000, our Lead Director is paid an additional annual retainer of $25,000 and the Chairpersons of the Audit Committee and other Board committees received additional annual fees of $20,000 and $10,000, respectively. Non-Chairperson directors who were members of the Audit Committee in 2009 received an additional $5,000 annual fee. In addition, after the fifth Board or Committee meeting attended during 2009, our non-management directors also received $3,000 for each Board meeting attended, and $2,000 for all Committee meetings attended on any one day. Finally, subject to certain limits, we reimburse directors, and for meetings not held on our premises, their spouses, for travel, lodging and related expenses incurred in connection with attending Board and committee meetings.
          Deferred Compensation Plan and Annual Grant of Share Units: Our non-management directors can elect to defer payment of all or part of the annual and meeting fees until the director’s death, disability, termination of service as a director or to another date specified by the director. A director who participates in this plan will have his or her deferred compensation account credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year. In 2008 and prior years, our non-management directors could, as an alternative, elect to have the fees deferred during a quarter translated into share units. Each share unit is equal in value to one share of our Common Stock and is ultimately distributed only in cash. If a director deferred fees into share units, dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on our Common Stock.
          Under the Deferred Compensation Plan, we also provide an annual grant of share units to each director. These share units vest on April 1 in the year after they are awarded. Share units that have not vested when a director leaves the Board are forfeited, except in the case of the director’s death or certain events specified in the Deferred Compensation Plan. The Management Development, Nominating and Governance Committee may waive the forfeiture. Dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on our Common Stock. In January 2009, each of our non-management directors was granted share units valued at $100,000, which will vest on April 1, 2010.
          Former Deposit Share Program: In 2009, we eliminated the Deposit Share Program, which was previously offered to directors under our 2002 Stock Incentive Plan. Under the Deposit Share Program a non-management director was able to purchase shares of Common Stock from us at fair market value which were then held by us. The amount that could be used to purchase shares could not exceed the director’s annual and meeting fees for the preceding year. We matched each of these shares with one and one-half shares of restricted stock or, at the director’s option, RSUs. A director who deferred annual and meeting fees from the prior year into share units under the plan described above was able to reduce the amount needed to purchase Common Stock by the amount so deferred. For matching purposes, the amount so deferred was treated as if shares had been purchased and one and one-half shares of restricted stock or RSUs were awarded for each such share.
          Between 2005 and 2008, the restricted stock and RSUs awarded under the program vested one year after the award. Prior to 2005, vesting occurred on the third anniversary of the award unless a director chose a later date. Except for gifts to family members, the restricted stock could not be transferred prior to vesting; RSUs were not transferable. Awards that have not vested when a director leaves the Board are forfeited, except in the case of the director’s death or certain events specified in the agreement relating to the awards. The Management Development, Nominating and Governance Committee may waive the forfeiture. All shares of restricted stock and RSUs vest on the director’s death and will immediately become vested upon a change in control. RSUs that have vested are settled in Common Stock when the director is no longer a Board member. The director receives a cash payment equivalent to the dividend corresponding to the number of shares underlying the director’s RSUs outstanding on the record date for Common Stock dividends.
          Former RSU Award Program: We eliminated the RSU Award Program in 2009. Prior to its elimination, our non-management directors were each awarded RSUs representing 850 shares of Common Stock under the program annually. The RSUs vested on or about the first anniversary of the award date, or upon the earlier death of the director. RSUs that have vested will be settled in Common Stock when the director is no longer a Board member. The director receives a cash payment equivalent to the dividend corresponding to the number of shares underlying the director’s RSUs outstanding on the record date for Common Stock dividends.
          Former Restricted Stock Plan: Non-management directors elected to the Board before 1997 were each awarded, on a one-time basis, 2,000 shares of Common Stock under our 1993 Restricted Stock Plan for Non-Employee Directors. The shares are restricted from transfer until the director ceases to be a director by reason of death, disability or retirement, and are forfeited if the director leaves the Board for another reason unless the forfeiture is waived by the plan administrator. In 1997, the Board decided that no new awards of Common Stock would be made under the plan.

Equity Ownership Guidelines: The Management Development, Nominating and Governance Committee has adopted equity ownership guidelines for directors under which each member of the Board is expected to own 10,000 shares of our equity. Equity owned consists of shares owned outright by the director and restricted equity and share units that have vested or are scheduled to vest within one year. Directors are expected to achieve the ownership guideline within five years after joining the Board. All of our directors are in compliance with the guidelines.
Other: We also pay premiums for directors and officers liability insurance under which the directors are insureds.
2009 DIRECTOR COMPENSATION
The following table shows the compensation paid to each of our non-management directors in 2009. Mr. Culver, our CEO, is also a director but receives no compensation for service as a director.

	Fees Earned
	or Paid in	Stock
Name	Cash ($)(1)	Awards ($)(2)	Total ($)
James A. Abbott	120,000	100,000	220,000
Karl E. Case	130,000	100,000	230,000
David S. Engelman	126,000	100,000	226,000
Thomas M. Hagerty	108,000	100,000	208,000
Kenneth M. Jastrow, II	132,250	100,000	232,250
Daniel P. Kearney	157,000	100,000	257,000
Michael E. Lehman	143,000	100,000	243,000
William A. McIntosh	144,000	100,000	244,000
Leslie M. Muma	110,000	100,000	210,000
Donald T. Nicolaisen	117,000	100,000	217,000

(1)	Each of the following directors elected to defer all the fees shown in this column into an interest-bearing account as described under “Corporate Governance and Board Matters — Compensation of Directors — Deferred Compensation Plan” above: Mr. Case, Mr. Hagerty, Mr. Jastrow, Mr. Kearney, Mr. Muma and Mr. Nicolaisen.

(2)	The amounts shown in this column represent the grant date fair value of the annual share unit award granted to non-management directors in 2009 under our Deferred Compensation Plan, computed in accordance with FASB Accounting Standard Codification (“ASC”) Topic 718. The value of each share unit is equal to the value of our common stock on the grant date. See “Corporate Governance and Board Matters — Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units” above for more information about these grants.

At December 31, 2009, the aggregate number of RSUs owned by our non-management directors was as follows: Mr. Abbott — 4,541; Dr. Case — 3,050; Mr. Engelman — 3,050; Mr. Hagerty — 20,155; Mr. Jastrow — 22,819; Mr. Kearney — 8,783; Mr. Lehman — 3,050; Mr. McIntosh — 3,050; Mr. Muma — 7,148; and Mr. Nicolaisen — 16,217. At December 31, 2009, the aggregate number of share units owned by our non-management directors was as follows: Mr. Abbott — 32,258; Dr. Case — 40,871; Mr. Engelman — 32,258; Mr. Hagerty — 51,317; Mr. Jastrow — 62,394; Mr. Kearney — 64,187; Mr. Lehman — 33,639; Mr. McIntosh — 32,258; Mr. Muma — 59,966; and Mr. Nicolaisen — 50,226.

Compensation Of Executive Officers
COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis, or “CD&A,” is intended to provide information about our compensation objectives and policies for our chief executive officer, our chief financial officer and our three other most highly compensated executive officers that will place in perspective the information contained in the compensation and related tables that follow this discussion. The Management Development, Nominating and Governance Committee oversees our executive compensation program. In this CD&A, we refer to this committee as the “Committee.” Also, our chief executive officer, chief financial officer and the three other most highly compensated executive officers are collectively referred to as our “named executive officers.” The terms “we” and “our” refer to the Company. Except for year-end values, when we refer to our stock value, we use the New York Stock Exchange closing price on the trading day before the specified date.
Objectives of our Executive Compensation Program
Over the years, our executive compensation program has been based on the following objectives.
•	We want a strong link between compensation and performance, by the Company, executive performance and value realized by our shareholders.

•	We want a substantial portion of total compensation (which is base salary, annual bonus and longer-term incentives) to be in the form of equity.

•	We want total compensation to reflect market practices in the sense that our total compensation opportunity is at the market median.

•	We limit perquisites (perks) to avoid an entitlement mentality.

•	We pay retirement benefits using a formula based only on current compensation (salary and annual bonus) and therefore do not include longer-term incentives that can result in substantial increases in pension value.
How did the compensation we paid to our named executive officers for 2009 reflect these objectives?
•	“We want a strong link between compensation and performance, by the Company, executive performance and value realized by our shareholders.”
No Bonuses for 2008 or 2009 — The Company had a net loss of $1.322 billion in 2009. Although the performance target under our 162(m) bonus plan (this bonus plan is discussed under “Components of our Executive Compensation Program — Annual Bonus” in this CD&A and covers our named executive officers) was met, no bonuses were paid to our named executive officers under this plan. Our CEO decided that in view of the Company’s financial performance for 2009 he would recommend no bonuses be paid to the named executive officers and the

Committee approved the CEO’s recommendation. The Company also had a net loss of $525.4 million in 2008 and no bonuses for 2008 were paid to these officers.
Salary Freeze for CEO — The Committee also approved the CEO’s recommendation to freeze his 2010 base salary at its 2008 level (his salary was not increased during 2009) in light of the Company’s performance in 2009. The other named executive officers each received 3% salary increases for 2010, after having their salaries frozen in 2009.
•	“We want a substantial portion of total compensation (which is base salary, annual bonus and longer-term incentives) to be in the form of equity.”
On average, for each of the named executive officers, restricted equity awarded in January 2009 had a value at the time of the award (assuming all of such equity would vest) of more than 25% of the executive’s total compensation for 2009, compared to more than 62% for 2008. This substantial decrease was due to the decrease in the value of our common stock between January 2008 and January 2009 and occurred even though the Committee increased the number of shares of restricted equity granted to our named executive officers in 2009. The Committee did not increase the number of shares in proportion to the decrease in the value of our common stock because it felt doing so could undermine the objective that we establish a strong link between compensation and performance, by the Company, executives performance and value realized by our shareholders.
•	“We want total compensation to reflect market practices in the sense that our total compensation opportunity is at the market median.”
The total compensation opportunities of our named executive officers range from base salary with no other components of total compensation being paid, to base salary plus maximum bonus and maximum longer-term incentives being paid. Through benchmarking, we want to be at about the middle of our comparison group so that when, as a company, we perform well our named executive officers are compensated at about the middle or slightly above what the comparison group would be paid for similar performance and when we perform poorly our officers will also be paid at about the middle or slightly below what this group would be paid for similar performance. A discussion of benchmarking we have done is contained under “Benchmarking” in this CD&A.
•	“We limit perquisites (perks) to avoid an entitlement mentality.”
Our perks remained minimal in 2009 and are discussed under “Components of our Executive Compensation Program — Perquisites” below.
•	“We pay retirement benefits using a formula based only on current compensation (salary and annual bonus) and therefore do not include longer-term incentives that can result in substantial increases in pension value.”
Our retirement benefits met this objective in 2009 and are discussed under “Pension Plan” below.

Impact of Stock Price on Value of Stock Options and Restricted Equity
     During the past several years, our named executive officers’ compensation has been materially affected by the decline in the value of our common stock. For example, the following table shows the value of the restricted equity that vested and options that were exercised in 2006 through 2009:

	Value Realized From Option Exercises
	and Vesting of Restricted Equity(1)
	2006	2007	2008	2009
Curt Culver	$7,570,833	$3,149,946	$399,721	$94,725
J. Michael Lauer	$1,097,740	$1,108,333	$149,660	$33,126
Patrick Sinks	$1,399,405	$1,443,972	$167,155	$50,485
Lawrence Pierzchalski	$1,734,931	$1,117,923	$146,712	$33,596
Jeffrey Lane	$961,373	$1,038,521	$127,806	$30,956

(1)	For option exercises, value realized is the market value at the close of business on the date immediately preceding the date of exercise less the exercise price. For vesting of restricted equity, value realized is the market value at the close of business on the date immediately preceding the vesting date. The values for 2006 include option exercises, but all other years consist solely of the value of the vesting of restricted equity.
     Similarly, the following table shows the value of the restricted equity and stock options that they held at December 31, 2006, 2007, 2008 and 2009:

	Value as of December 31(1)
	2006	2007	2008	2009
Curt Culver	$16,472,986	$4,113,034	$1,070,406	$2,787,272
J. Michael Lauer	$5,651,708	$1,437,920	$365,832	$944,880
Patrick Sinks	$5,604,848	$2,201,774	$633,444	$1,721,729
Lawrence Pierzchalski	$5,671,095	$1,435,991	$366,162	$944,042
Jeffrey Lane	$4,196,379	$1,360,424	$358,457	$939,030

(1)	Includes all restricted equity and options held by each officer on the applicable date, other than restricted equity forfeited in January or February of the following year. Restricted equity forfeited in January or February of the following year is excluded because they effectively had no value as of the prior December 31. Stock options are valued at the excess of the closing market value of our common stock on the applicable date minus the exercise price. Beginning on December 31, 2007, stock options are valued at zero because the exercise price significantly exceeded the stock value.
Benchmarking
To provide a framework for evaluating compensation levels for our named executive officers against market practices, the Committee periodically asks its compensation consultant to prepare a report analyzing available compensation data. This data is typically gathered from SEC filings for a comparison group of publicly traded companies. The most recent reports are discussed below. (For a number of years the independent compensation consultant to the Committee has been Frederic W. Cook & Co., which we refer to as FWC.) In addition, each year we review various published compensation surveys and provide the Committee with information regarding trends in expected executive compensation changes for the coming year. The compensation surveys that we reviewed and summarized for the Committee in connection with establishing compensation for 2009 were published by: Carlson Dettmann Associates, Compensation Resources, Conference Board, Hewitt Associates, MACA, Mercer, Stanton Group (a division of Gallagher Benefits Services), Watson Wyatt Data Services and World At Work.
In October 2006, FWC provided the Committee with a report on the primary components of our executive compensation program (base salary, annual bonus and longer-term incentives). The October 2006 report analyzed our compensation program against a comparison group of companies. The comparison companies were the ones that had been used in a report to the Committee prepared by FWC in October 2004, other than the elimination of companies that were acquired since the October 2004 report. The comparison companies were jointly selected by FWC and management, and approved by the Committee.
The comparison group used in the October 2006 report consisted of the following companies:

ACE Limited	Ambac Financial Group	Chubb Corp.
CNA Financial Corp.	Comerica Incorporated	Countrywide Financial Corp.
Fidelity National Financial	First American Corp.	Genworth Financial Inc.
Lincoln National Corp.	M & T Bank Corp.	MBIA Inc.
Old Republic Intl Corp.	PMI Group Inc.	PNC Financial Services Group Inc.
Principal Financial Group Inc.	Radian Group Inc.	Safeco Corp.
Sovereign Bancorp Inc.	Synovus Financial Corp.	Webster Financial Corp.
The analysis of our executive compensation by FWC in 2006 involved the overall comparison group as well as a subgroup comprised of five companies — Ambac, MBIA, Old Republic International, PMI Group and Radian Group, which we refer to as the surety comparison group and are either our direct competitors or are financial guaranty insurers.
The companies in our overall comparison group include our direct competitors, financial guaranty insurers and other financial services companies that are believed to be potential competitors for executive talent. Market capitalization was used as a proxy for the complexity of the operations of the companies in the overall comparison group to help determine whether they were appropriate benchmarks. Between the October 2004 report and the October 2006 report, our market capitalization decreased while the median market capitalization of the overall comparison group and the surety comparison group increased. Our market capitalization in the October 2006 report was approximately at the 25th percentile of the overall comparison group and was somewhat higher than the median of the surety comparison group.
The October 2006 report concluded that our total compensation for executive officers was at market median levels. The Committee had made significant changes to our executive compensation program in 2005 (increasing bonus opportunities and awards of restricted stock) to respond to the conclusions of the October 2004 report (which was consistent with the findings of similar reports completed in prior years) that total compensation for our executive officers was substantially below the median of the overall comparison group. The October 2006 report found that our CEO’s total compensation was consistent with the medians for the overall comparison group and the surety comparison group, and that the total compensation of the other named executive officers was below the median of the overall comparison group and above the median of the surety comparison group. Even though our market capitalization was lower than the median market capitalization of the overall comparison group, the Committee did not believe it was appropriate to change the design of a program that had been only recently developed, especially when our market capitalization still exceeded the market capitalization of the surety comparison group. As a result, the Committee did not make any changes for 2007 to the design of our executive compensation program in response to the October 2006 report.
In July 2007, in connection with our then pending merger with Radian Group, FWC provided another report to the Committee covering the compensation of our named executive officers. This report used the same overall comparison group and the same surety comparison group and concluded that in the context of the proposed merger no significant adjustments to our compensation program for our named executive officers were needed. The Committee has not sought additional benchmarking information since July 2007 because our financial performance decreased in 2008 and 2009 and decisions to not award bonuses to named executive officers in 2008 and 2009 and to not award merit increases in base salary to these officers in 2008 (and in 2009 for the CEO) were made in lieu of conducting a survey. The Committee was satisfied that these measures reflected our performance and the marketplace until such a time when another survey would be conducted.
Components of our Executive Compensation Program
     Longer-Term Restricted Equity
Our executive compensation program is designed to make grants of restricted equity the largest portion of total compensation of our named executive officers. We emphasize this component of our executive compensation program because it aligns executives’ interests with those of shareholders by linking compensation to stock price. In 2009, due to decreases in the value of our common stock since 2007 and a decision not to increase the size of restricted equity awards by a corresponding amount, grants of restricted equity were not the largest portion of total compensation for our named executive officers. Although the Committee increased the number of shares of restricted equity granted in the past several years (these increases are described below), it did not increase the number of shares in proportion to the decrease in the value of our common stock because it felt doing so could undermine the objective that we establish a strong link between compensation and performance, by the Company, executive performance and value realized by our shareholders.
As discussed below, we changed the performance goals for longer-term restricted equity beginning in 2008. The new goals were included in a list of goals for restricted equity awards approved by shareholders at our 2008 annual meeting.
Performance Based Restricted Equity. Beginning with restricted equity awarded in 2008, the corporate performance goals used to determine annual vesting of performance based restricted equity are:

•	MGIC’s Loss Ratio (incurred losses divided by earned premiums) for MGIC’s primary new insurance written for that year;

•	our Expense Ratio for that year (expenses of insurance operations divided by net premiums written); and

•	MGIC’s Market Share of flow new insurance written for that year.
The Committee adopted these performance goals, which apply to each year in the three-year performance period, because it believes, as do we, that they are the building blocks of our results of operations. That is, the Loss Ratio measures the quality of the business we write. The Expense Ratio measures how efficiently we use our resources. Market Share measures not only our success at generating revenues but also the extent to which we are successful in leading our industry.
          The three performance goals are equally weighted for vesting purposes. The actual performance level corresponding to each performance goal determines Threshold, Goal and Maximum vesting as indicated in the table below.

Performance Goal	Threshold	Goal	Maximum
Loss Ratio	65%	40%	30%
Expense Ratio	25%	20%	15%
Market Share	18%	21.5%	26%
          Vesting for awards granted in 2009 is determined in February 2010 and the next two anniversaries based on performance during the prior year. For each performance goal, the amount that vests each year is, subject to the annual maximum described in the next paragraph, as follows:
•	if the Company’s performance does not meet or equal the Threshold performance level, then no equity will vest with respect to that performance goal;

•	if the Company’s performance meets the Goal performance level, then one-ninth of the total grant will vest with respect to that performance goal;

•	if the Company’s performance equals or exceeds the Maximum performance level, then one-sixth of the total grant will vest with respect to that performance goal; and

•	if the Company’s performance is between the Maximum and the Goal performance levels or between the Goal and the Threshold performance levels, then the number of shares that will vest with respect to that performance goal will be interpolated on a linear basis between the applicable vesting levels.
          Achievement of the Goal performance level in each year results in 100% vesting of the award at the end of the third year, with the portion of the award granted that may vest in each year ranging from zero (if performance in a year does not meet the Threshold performance level for any of the performance goals) to 50% of the number of shares awarded (if performance meets the Maximum performance level for each performance goal). However, the total amount of the award that vests cannot exceed 100%. Any portion of the award that remains unvested based on

2011 performance is forfeited. Dividends are not paid currently, but when shares vest, a payment is made equal to the dividends that would have been paid had those vested shares been entitled to receive current dividends. In October 2008, we eliminated dividends on our common stock.
          For 2009, the Loss Ratio for MGIC’s primary new insurance written for that year was 6.7% (which exceeded the Maximum performance level), the Expense Ratio was 15.1% (which was between the Target and Maximum performance levels) and Market Share was 26.0% (which was at the Maximum performance level). As a result, 49.9% of the performance based restricted equity awards granted in each of 2008 and 2009 vested in February 2010.
          Longer-term restricted equity awards granted before 2008 vest based on the Company’s Earnings Per Share (EPS). Because our EPS was negative in 2007 through 2009, none of the EPS-vested awards made in 2004 through 2007 vested in 2008 through 2010. The portions of the 2004 and 2005 EPS-vested awards that did not vest were forfeited. The 2006 and 2007 EPS-vested awards have a five-year performance period, and the portions of these awards that remain unvested in 2010 are eligible to vest in the future. Any future vesting of the 2006 award will depend on earnings in 2010, and for the 2007 award, on earnings in 2010 and 2011. The 2006 award is 81% unvested and the percentage that vests is the EPS for the year divided by $34.25. The 2007 award is 100% unvested and the percentage that vests is EPS for the year divided by $36.11. Hence, we believe it is likely that the substantial majority of these awards will never vest and will be forfeited.
          From 2006 through 2009, 60% of the restricted equity granted to our named executive officers was granted in the form of performance based restricted equity (described above) and 40% was granted in the form of other restricted equity (described under “Other Restricted Equity” below). In January 2010, we increased the performance based restricted equity portion of the restricted equity granted to these officers to 75%. We made this change to further align the interests of our named executive officers with our shareholders by increasing the portion of restricted equity grants that are subject to the performance goals applicable to performance based restricted equity, which are more difficult to meet than the performance goal applicable to other restricted equity.
          Other Restricted Equity. Since 2006, our longer-term restricted equity program for the named executive officers also has consisted of other restricted equity that, if an annual performance goal is satisfied, vests through continued service during the performance period. Vesting of restricted equity awards granted in 2006 and 2007 is contingent on our meeting a ROE goal of 1%.
          Beginning with restricted equity awards granted in 2008, vesting of these awards is contingent on the sum of the Expense Ratio and the Loss Ratio for MGIC’s primary new insurance written for that year being less than 100% (the “combined ratio performance goal”). The Committee adopted performance goals for these awards to further align the interests of our named executive officers with shareholders and to make the awards qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code. See “Tax Deductibility Limit” in this CD&A. One-third of the other restricted stock is scheduled to vest in each of the three years after it was granted. However, if any of the other restricted equity that is scheduled to vest in any year does not vest because we fail to meet the applicable performance goal, this equity will vest in the next year that we meet this goal, except that any of this restricted equity that has not vested after five years will be forfeited. Any dividends paid on our common stock will be paid on this restricted equity at the same time.
           For 2009, the Expense Ratio was 15.1% and the Loss Ratio for MGIC’s primary new insurance written for that year was 6.7%. Therefore, we met our combined ratio performance goal because the combined ratio was 21.8%, which is less than 100%. As a result, the portions of the restricted equity that were granted in 2008 and 2009 subject to the combined ratio performance goal and that were scheduled to vest in February 2010 did vest. Additional restricted equity also vested in February 2010. This equity represents the portion of the restricted equity that was granted in 2008 subject to the combined ratio performance goal, and that was scheduled to vest in February 2009 but did not because we failed to meet the combined ratio performance goal for 2008. As a result, 66% of the restricted equity that was granted in 2008 subject to the combined ratio performance goal as well as 33% of the restricted equity that was granted in 2009 subject to the combined ratio performance goal vested in February 2010.
          The 2006 and 2007 awards of other restricted equity had a five-year performance period beginning with the year of grant and vested in 20% increments if the ROE goal for the year was met. If we did not meet this goal for any year, the restricted equity was forfeited. We did not meet this goal for 2007, 2008 or 2009. Any further vesting of the 2006 award will depend on earnings in 2010. Only 20% more of the 2006 grant can vest; 20% of this award vested in 2007 on account of 2006 earnings; and 60% of this award has been forfeited. No part of the 2007 grant has yet vested and no more than 40% of the 2007 grant can vest in the future.
          General. In light of the more than 80% decrease in the market value of our stock between the dates that such awards were made in 2008 and 2009, the Committee believed that keeping the number of shares constant in 2009 would, among other things, not support the objective that grants of restricted equity be a substantial portion of total compensation. Recognizing that even at the higher award level the grant value of the awards in 2009 was still less than 30% of the grant value of restricted equity awards in 2008, the Committee increased the number of shares awarded to our named executive officers in 2009 by 50%.
  Annual Bonus
          Consistent with our belief that there should be a strong link between compensation and performance, annual bonuses historically have been the most significant portion of compensation after awards of longer-term restricted equity. This is because all of our named executive officers have maximum bonus potentials that substantially exceed their base salaries (three times base salary in the case of the CEO and two and one-quarter times base salary in the case of the other named executive officers). In determining total compensation, we have weighted bonus potentials more heavily than base salaries because bonuses are more directly linked to company and individual performance.
          Our shareholders have approved a list of performance goals for an annual bonus plan for our named executive officers that condition the payment of bonuses on meeting one or more of the listed goals as selected by the Committee each year. Compensation paid under a bonus plan of this type (which we refer to as a “162(m) bonus plan”) is not subject to the income tax deduction limit, as discussed in more detail under “Tax Deductibility Limit” in this CD&A. The performance goal for our 162(m) bonus plan adopted by the Committee for 2008 and 2009 was the same as the combined ratio performance goal for the restricted equity awards described above, which required the sum of the Expense Ratio and the Loss Ratio for MGIC’s primary new insurance written for that year had to be less than 100%. If this goal were met, then the Committee would have discretion to make a subjective determination of bonuses based on an assessment of shareholder value, return on investment, primary business drivers (loss ratio, expense ratio and market share), loss mitigation, management organization, new capital raising and the profitability of our mix of new business. No specific targets were established for any of these bonus criteria in 2009.

          The sum of the Expense Ratio and the Loss Ratio for MGIC’s primary new insurance written for 2009 was 21.8% and, as a result, the combined ratio performance goal was met. However, in view of the Company’s financial performance for 2009 our CEO nevertheless recommended that no bonuses be paid to the named executive officers even though the performance goal was met. Although the Company had achieved positive results for various bonus criteria (including new capital raising, loss mitigation, management organization, primary business drivers and profitability of our mix of new business), which would have informed the Committee’s determination of the amount of bonuses to be awarded, the Committee approved the CEO’s recommendation that no bonuses for 2009 should be paid to the named executive officers because the Company had a net loss of $1.322 billion in 2009.
     Base Salary
          Base salaries provide named executive officers with a fixed, minimum level of cash compensation. Our philosophy is to target base salary range midpoints for our executive officers near the median levels compared to their counterparts at a comparison group of companies. In addition to reviewing this market factor, in considering any change to Mr. Culver’s compensation, including his salary, the Committee takes into account its subjective evaluation of Mr. Culver’s performance, as well as the evaluation of each director who is not on the Committee. All of these evaluations are communicated to the Committee Chairman through a CEO evaluation survey completed by each director. The subjects covered by the evaluation include financial results, leadership, strategic planning, succession planning, external relationships and communications and relations with the Board. Base salary changes for our other named executive officers are recommended to the Committee by Mr. Culver. Historically, these recommendations have been the product of his subjective evaluation of each executive officer’s performance, including his perception of their contributions to the Company. Based on Mr. Culver’s recommendations, but subject to any independent judgment by the Committee regarding the officer (both the Committee and the Board have regular contact not only with the CEO, but also with each of the other named executive officers) the Committee approves changes in salaries for these officers. None of the salary ranges for our named executive officers was increased in 2009.
          Mr. Culver’s annual base salary was not increased in either 2009 or 2010. After deciding not to increase the salaries of our other named executive officers in 2009, the Committee decided to increase their salaries by approximately 3% for 2010.
     Pension Plan
          Our executive compensation program includes a qualified pension plan and a supplemental executive retirement plan. These plans are offered because we believe that they are an important element of a competitive compensation program. We also offer a broad-based 401(k) plan to which we make contributions in cash.
     Perquisites
          As with prior years, the perks we provided for 2009 to our named executive officers were a small part of the officer’s total compensation (ranging from about $700 to about $4,600). These perks included club dues and expenses, the cost of an annual or bi-annual medical examination, a covered parking space at our headquarters and expenses of family members who accompany executives to business-related events at which family members are not expected to attend. We believe our perks are modest, competitive and consistent with our desire to avoid an entitlement mentality.
     Tax Deductibility Limit
          Under Section 162(m) of the Internal Revenue Code, certain compensation in excess of $1 million paid during a year to any of the executive officers named in the Summary Compensation Table (other than the CFO) for that year is not deductible. We believe that all of our compensation for 2009 was tax-deductible and that that would have been the case even if any named executive officer exercised stock options in 2009.
          In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and the change-in-control provisions of Section 280G of the Internal Revenue Code. We also consider how various elements of compensation will impact our financial results. For example, we consider the impact of FASB Accounting Standard Codification 718, which requires us to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.
     Stock Ownership by Officers
          Beginning with awards of restricted equity made in January 2007, restricted equity awarded to our officers who are required to report to the SEC their transactions in our securities (this group consists of our executive officers, including the named executive officers, our chief accounting officer, chief investment officer and chief information officer) must not be sold for one year after vesting. Shares received upon exercise of our last grant of stock options (in January 2004) also must not be sold for one year after exercise. The number of shares that must not be sold is the lower of 25% of the shares that vested (or in the case of options, 25% of the shares for which the options were exercised) and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. The holding period may end before one year if the officer is no longer required to report transactions to the SEC. The holding period does not apply to involuntary transactions, such as would occur in a merger, and for certain other dispositions.
          We also have stock ownership guidelines for executive officers. For our CEO, the stock ownership guideline is 100,000 shares and for the other named executive officers, the guideline is 50,000 shares. Stock owned consists of shares owned outright by the executive (including shares in the executive’s account in our 401(k) plan), unvested restricted stock and RSUs scheduled to vest within one year (assuming ratable vesting over the performance period of longer-term restricted equity) and the difference between the market value of stock underlying vested stock options and the exercise price of those options. Each of our named executive officers meets these stock ownership guidelines. Our stock ownership guidelines, which were previously based on the value of the stock held, were changed in 2010 reflecting the decrease in our share price.

     Change in Control Provisions
          Each of our named executive officers is a party to a Key Executive Employment and Severance Agreement with us (a KEESA) described in the section titled “Potential Payments Upon Termination or Change-in-Control — Change in Control Agreements” below. No executive officer has an employment or severance agreement, other than these agreements. Our KEESAs provide for the payment of a termination payment in one or two lump sums only after both a change in control and a specified employment termination (a “double trigger” agreement). We adopted this approach, rather than providing for such payment only after a change in control (a “single trigger” agreement) or a change in control and a voluntary employment termination by the executive (a “modified single trigger” agreement), because we believe that double trigger agreements provide executives with adequate employment protection and reduce the potential costs associated with these agreements to an acquirer.
          The KEESAs and our equity award agreements provide that all restricted equity and unvested stock options become fully vested at the date of a change in control. Once vested, a holder of an award is entitled to retain it even if he voluntarily leaves employment (although a vested stock option may expire because of employment termination as soon as 30 days after employment ends). In 2008, we amended our KEESAs for the principal purpose of complying with Section 409A of the Internal Revenue Code. In 2009, we eliminated any reimbursement of our named executive officers for any additional tax due as a result of the failure of the KEESAs to comply with Section 409A.
          The period for which our KEESAs provide employment protection ends on the earlier of the third anniversary of the date of a change in control or the date on which the executive attained his or her normal retirement date. In 2010, we created a supplemental benefit plan that provides benefits that are reduced or eliminated by the age-based limitation under our KEESAs. This plan was adopted because the Committee wanted to provide such benefits for those who would, absent this age-based limitation, not receive benefits under his or her KEESA. The Committee believes that age should not reduce or eliminate benefits under a KEESA, but recognized that our employees may retire with a full pension at age 62 provided they have been a pension plan participant for at least five years. Taking the early availability of full pension benefits into account, the payments under this plan are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payments. As a result, unlike our KEESAs, this plan does not include an Internal Revenue Code Sections 280G and 4999 excise tax gross-up provision. Our KEESAs were not amended in connection with the adoption of this plan.
     Other Matters
          Our Stock Incentive Plan, which governs equity awards, prohibits the re-pricing of stock options, either by amending existing options to lower the exercise price or by granting new options having a lower exercise price in exchange for outstanding options having a higher exercise price, unless such re-pricing is approved by shareholders.
          Under the Committee’s “clawback” policy the Company will seek to recover, to the extent the Committee deems appropriate, from any executive officer and the chief accounting officer, certain incentive compensation if a subsequent financial restatement shows that such compensation should not have been paid. The clawback policy applies to restricted equity that vests upon the achievement of a Company performance target. As an alternative to seeking recovery, the Committee may require the forfeiture of future compensation. Beginning in January 2007, our restricted stock agreements require, to the extent the Committee deems appropriate, our executive officers to repay the difference between the amount of after-tax income that was originally recognized from restricted equity that vested based on achievement of a performance goal and the amount that would have been recognized had the restatement been in effect, plus the value of any tax deduction on account of the repayment.
          When designing our compensation objectives and policies for our named executive officers, the Committee considers the incentives that such objectives and policies create, including incentives to cause the Company to undertake appropriate risks. Among other things, the Committee considers aspects of our compensation policies that mitigate incentives to take inappropriate risks, such as the holding requirements described under “Stock Ownership by Officers” above and the clawback policy described in the preceding paragraph.
          Aside from its role as the Committee’s independent consultant, FWC provides no other services to the Company. In 2009, FWC provided the Committee with advice about proxy disclosures, including with respect to this CD&A, incentive plan designs, base compensation for certain officer positions, director pay, market changes to salary ranges and merit increase levels in the market. FWC’s fees for its work during 2006 — 2009 averaged less than $100,000 per year.
          The Committee has not adjusted executive officers’ future compensation based upon amounts realized pursuant to previous equity awards.
          The Committee’s practice for many years has been to make equity awards and approve new salaries and bonuses, if any, at its meeting in late January, which normally follows our announcement of earnings for the prior year.
          While the Committee is ultimately responsible for making all compensation decisions affecting our named executive officers, our CEO participates in the underlying process because of his close day-to-day association with the other named executive officers and his knowledge of our operations. Among other things, our CEO makes recommendations regarding all of the components of compensation described above for all of the named executive officers, other than himself. Although the Committee values the input of our CEO, he does not participate in the portion of the Committee meeting regarding the review of his own performance or the determination of the actual amounts of his compensation. Our Vice President-Human Resources and our General Counsel also participate in the Committee’s compensation process. Specifically, our Vice President-Human Resources is responsible for coordinating the work assigned to FWC by the Committee. Our Vice President-Human Resources is expected to maintain knowledge of executive compensation trends, practices, rules and regulations and works with our General Counsel on related legal and tax compliance matters.

Compensation Committee Report
          Among its other duties, the Management Development, Nominating and Governance Committee assists the oversight by the Board of Directors of MGIC Investment Corporation’s executive compensation program, including approving corporate goals relating to compensation for the CEO and senior managers, evaluating the performance of the CEO and determining the CEO’s annual compensation and approving compensation for MGIC Investment Corporation’s other senior executives.
          The Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in MGIC Investment Corporation’s proxy statement for its 2010 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the year ending December 31, 2009.
Members of the Management Development, Nominating and Governance Committee:
Kenneth M. Jastrow, II, Chairman
Thomas M. Hagerty
Leslie M. Muma
Donald T. Nicolaisen
     Compensation And Related Tables
SUMMARY COMPENSATION TABLE
          The following table summarizes the compensation earned by or paid to our named executive officers in 2007 through 2009. Following the table is a summary of selected components of our executive compensation program. Other tables that follow provide more detail about the specific types of compensation.

							Change in
							Pension Value
							and Nonqualified
							Deferred
					Stock		Compensation	All Other	Total
Name and Principal		Salary		Bonus	Awards		Earnings	Compensation	Compensation
Position	Year	$		$	$(1)		$(2)	$(3)	$
Curt Culver	2009	898,269	(4)	—	754,416		620,074	6,500	2,279,259
Chairman and Chief	2008	855,577		—	2,528,064		349,073	6,200	3,738,914
Executive Officer	2007	821,923		480,000	4,284,598	(5)	416,459	6,100	6,009,080
J. Michael Lauer	2009	460,039	(4)	—	254,615		133,029	6,500	854,183
Executive Vice	2008	438,423		—	853,222		38,094	6,200	1,335,939
President and Chief	2007	421,692		202,950	1,490,969	(5)	157,944	6,100	2,279,655
Financial Officer
Patrick Sinks	2009	524,423	(4)	—	471,510		238,433	6,500	1,240,866
President and Chief	2008	499,615		—	1,580,040		125,814	6,200	2,211,669
Operating Officer	2007	479,615		209,250	2,496,481	(5)	134,099	6,100	3,325,545
Lawrence Pierzchalski	2009	449,654	(4)	—	254,615		307,807	6,500	1,018,576
Executive Vice	2008	428,423		—	853,222		161,892	6,200	1,449,737
President — Risk	2007	411,692		180,000	1,481,945	(5)	165,109	6,100	2,244,846
Management
Jeffrey Lane	2009	415,385	(4)	—	254,615		277,239	6,500	953,739
Executive Vice	2008	392,539		—	853,222		174,296	6,200	1,426,257
President and General	2007	349,500		183,600	1,427,992	(5)	195,136	6,100	2,162,328
Counsel

(1)	The amounts shown in this column represent the grant date fair value of the stock awards granted to named executive officers in the years shown, computed in accordance with FASB ASC Topic 718. The vesting of all of the awards represented in this column for 2008 and 2009 is subject to our meeting certain performance conditions. For 2007, the vesting of the majority of the awards represented in this column is subject to our meeting certain performance conditions and the remainder, related to our bonus deferral program, is subject to continued employment. In accordance with the rules of the SEC, all of the figures in this column represent the value at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date. If the full value of the applicable awards were shown, rather than an amount based upon the probable outcome of the applicable performance conditions, then the amounts shown would have been:

	2009	2008	2007
Curt Culver	$781,200	$2,681,280	$4,443,907
J. Michael Lauer	$263,655	$904,932	$1,544,735
Patrick Sinks	$488,250	$1,675,800	$2,596,049
Lawrence Pierzchalski	$263,655	$904,932	$1,535,712
Jeffrey Lane	$263,655	$904,932	$1,481,759

(2)	The amounts shown in this column reflect the change in present value of accumulated pension benefits during such year pursuant to our Pension Plan and our Supplemental Executive Retirement Plan when retirement benefits are also provided under that Plan. See “Summary of Selected Components of our Executive Compensation Program — Pension Plan” below for a summary of these plans. The change shown in this column is the difference between (a) the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 and continuing for his life expectancy determined at the end of the year shown and by assuming that the officer’s employment with us ended on the last day of that year shown and (b) the same calculation done as if the officer’s employment had ended one year earlier. For 2007 and 2008, there is a change between years principally because the officer is one year closer to the receipt of the pension payments, which means the present value is higher, and the annual pension payment is higher due to the additional benefit earned because of one more year of employment. For 2009, the change is due principally to these factors and a decrease in the discount rate used to calculate the present value at the end of 2009, which made the increase during 2009 higher than it would have been if we had not changed the discount rate.
        For each named executive officer, the change for 2009 consists of:

	Change Due to
	Decrease in	Change Due to
	Discount Rate	Other Factors
Curt Culver	$249,437	$370,637
J. Michael Lauer	$93,875	$39,154
Patrick Sinks	$104,629	$133,804
Lawrence Pierzchalski	$126,335	$181,472
Jeffrey Lane	$90,123	$187,116

See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2009 for additional information regarding the assumptions made in arriving at these amounts.

(3)	The amounts shown in this column for each named officer consist of our matching 401(k) contributions of $1,600 for each year and discretionary contributions of the remaining amount. Total perks for any named executive officer did not exceed $10,000 in any year. The perks we provide are discussed in “Compensation Discussion and Analysis — Components of Our Executive Compensation Program — Perquisites.”

(4)	None of the named executive officers received an increase in their base salaries in 2009. In 2009, there were 27 bi-weekly pay periods, compared to 26 for the other years shown.

(5)	Through the date of this proxy statement, approximately 21% of these values have been forfeited due to a failure to meet the applicable performance goals and it is likely that a material portion of the remaining amounts shown will be forfeited in the future.
     Summary of Selected Components of our Executive Compensation Program
          The following is a description of our annual bonus program and pension plan. This discussion supplements the discussion included in the section titled “Compensation Discussion and Analysis” above.
     Annual Bonus
          Beginning in 2008, our bonus framework provided that annual bonuses would, so long as we met a performance target described in “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Annual Bonus” above, be determined in the discretion of the Management Development, Nominating and Governance Committee taking account of:
•	our actual financial and other results for the year compared to the goals considered and approved by the Management Development, Nominating and Governance Committee in the first quarter of that year (see “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Annual Bonus” above for our 2009 performance goals);

•	the Committee’s subjective analysis of the business environment in which we operated during the year;

•	the Committee’s subjective evaluation of individual officer performance;

•	the subjective recommendations of the CEO (except in regard to his own bonus); and

•	such other matters as the Committee deems relevant.
          The maximum bonuses under this bonus framework could not exceed three times the base salary of the CEO and 2.25 times the base salaries of our other named executive officers.
          Our bonus framework for 2007 provided that bonuses would be determined in the discretion of the Management Development, Nominating and Governance Committee taking account of the ROE criteria set forth below and the items in the bullet points above with respect to our bonus framework beginning in 2008. The ROE criteria and related bonus opportunities (expressed as a multiple of base salary) were:

President and Executive
	CEO	Vice Presidents	Other Executive Officers
ROE	(Base Salary Multiple)(1)	(Base Salary Multiple)(1)	(Base Salary Multiple)(1)
=> 20%	3X	2.25X	1.8X
=>10% - <20%	>1 - <3X	>0.75 - <2.25X	>0.6 - <1.8X
5% - <10%	Up to 1X	Up to 0.75X	Up to 0.6X
< 5%	0X	0X	0X

(1)	Interpolation between points is not necessarily linear.
          During 2007, we also had a formula under which the maximum annual bonus award under the bonus framework was 0.75% of the sum of MGIC’s pre-tax income, excluding extraordinary items and realized gains and the pre-tax contribution of MGIC’s joint ventures. The Committee determined that for 2007 it would not use the results of the formula because it would result in no bonuses being paid to the named executive officers for 2007. The Management Development, Nominating and Governance Committee exercised its discretion to pay the bonuses shown for 2007 in the Summary Compensation Table to recognize the work of these officers related to the proposed merger with Radian Group Inc. and the termination of that merger.
          Beginning with bonuses for 2001 performance, our executive officers could elect to receive restricted stock vesting in one year through continued employment for up to one-third of their bonus amounts (base restricted stock). If base restricted stock was elected, the executive officer was also awarded one and one-half shares of restricted stock vesting in three years through continued employment for each share of base restricted stock. The base restricted stock shares vest on or about the first anniversary of the grant date through continued employment and the matching shares vest on or about the third anniversary of the grant date through continued employment. Dividends are paid on these restricted shares prior to vesting. The matching restricted stock did not count against the bonus maximum in the ROE criteria table for our 2007 bonus framework. The Committee adopted the base and matching restricted stock portion of our executive compensation program to encourage senior executives to subject to equity risk compensation that would otherwise be paid in cash. This program was not offered to officers for bonuses earned in 2007, 2008 or 2009 because management did not anticipate that any bonuses would be paid in those years.

2009 GRANTS OF PLAN-BASED AWARDS
          The following table shows the grants of plan based awards to our named executive officers in 2009.

			Estimated Future		Grant Date Fair
			Payouts Under Equity		Value of Stock and
	Type of		Incentive Plan Awards		Option Awards
Name	Award	Grant Date	Target (#)	Maximum (#)	($)(1)
Curt Culver	Other(2)	1/29/09	108,000	108,000	334,800
	Performance Based(3)	1/29/09	135,648	144,000	446,400
J. Michael Lauer	Other(2)	1/29/09	36,450	36,450	112,995
	Performance Based(3)	1/29/09	45,781	48,600	150,660
Patrick Sinks	Other(2)	1/29/09	67,500	67,500	209,250
	Performance Based(3)	1/29/09	84,780	90,000	279,000
Lawrence Pierzchalski	Other(2)	1/29/09	36,450	36,450	112,995
	Performance Based(3)	1/29/09	45,781	48,600	150,660
Jeffrey Lane	Other(2)	1/29/09	36,450	36,450	112,995
	Performance Based(3)	1/29/09	45,781	48,600	150,660

(1)	The grant date fair value is based on the New York Stock Exchange closing price on the day the award was granted. For equity incentive plan awards, the number of shares is the number included in the column titled “Maximum.” There have been no stock options granted since 2004.

(2)	See “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Longer-Term Restricted Equity — Other Restricted Equity” above for information about the performance goal applicable to these awards.

(3)	Pursuant to rules adopted by the SEC, the amounts set forth in the “Target” column are based upon the assumption that our performance with respect to the three performance goals applicable to these awards in 2009 through 2011 will equal our performance in 2008. Using this approach, approximately 31.4% of the shares granted would vest in each of 2010 through 2012. See “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Longer-Term Restricted Equity” above for additional details about the performance goals applicable to these awards.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
          The following table shows our named executive officers’ equity awards outstanding on December 31, 2009.

Name	Number of Securities Underlying Unexercised Options Exercisable #(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Curt Culver	150,000	(3)	45.3750	1/26/10	20,211	(4)	116,820	375,936	(5)	2,172,910
	75,000		57.8800	1/24/11
	120,000		63.8000	1/23/12
	80,000		43.7000	1/22/13
	80,000		68.2000	1/28/14
J. Michael Lauer	50,000	(3)	45.3750	1/26/10	7,543	(4)	43,599	126,878	(5)	733,355
	25,000		57.8800	1/24/11
	40,000		63.8000	1/23/12
	27,000		43.7000	1/22/13
	27,000		68.2000	1/28/14
Patrick Sinks	11,700	(3)	45.3750	1/26/10	9,117	(4)	52,696	234,960	(5)	490,028
	20,000		63.8000	1/23/12
	8,000		43.7000	1/22/13
	40,000		68.2000	1/28/14
Lawrence Pierzchalski	50,000	(3)	45.3750	1/26/10	7,398	(4)	42,760	126,878	(5)	733,355
	25,000		57.8800	1/24/11
	40,000		63.8000	1/23/12
	27,000		43.7000	1/22/13
	27,000		68.2000	1/28/14
Jeffrey Lane	17,550	(3)	45.3750	1/26/10	6,531	(4)	37,749	126,878	(5)	733,355
	25,000		57.8800	1/24/11
	40,000		63.8000	1/23/12
	10,800		43.7000	1/22/13
	27,000		68.2000	1/28/14

(1)	There have been no stock options granted since 2004. As a result, all stock option awards are fully vested.

(2)	Based on the closing price of the Common Stock on the New York Stock Exchange at 2009 year-end, which was $5.78.

(3)	These stock options expired in January 2010 without being exercised.

(4)	Includes restricted shares (or, in the case of Mr. Culver, RSUs) granted on January 26, 2005, which were unvested as of December 31, 2009, but subsequently vested on January 26, 2010 due to continued employment through that date in the following amounts: Mr. Culver — 4,800; Mr. Lauer — 1,620 Mr. Sinks — 2,400; Mr. Pierzchalski — 1,620; Mr. Lane — 1,620. See “— Compensation Discussion and Analysis — Components of our Executive Compensation Program — Longer-Term Restricted Equity” above. Also includes matching restricted shares awarded in connection with the officer’s election to defer a portion of his annual cash bonus for 2006 in the following amounts: Mr. Culver — 15,411; Mr. Lauer — 5,923; Mr. Sinks — 6,717; Mr. Pierzchalski — 5,778; Mr. Lane — 4,911. See “Summary of Selected Components of our Executive Compensation Program — Annual Bonus” above for a discussion of the terms of these grants. These restricted shares were unvested as of December 31, 2009, but subsequently vested on February 10, 2010 due to continued employment through that date.

(5)	Consists of: (a) performance-based restricted equity granted in 2008 and 2009 that will vest in February in each of the first three years following the grant dates if we meet certain performance targets (with the vesting amounts, if any, dependent upon our performance) and (b) other restricted equity granted in 2008 and 2009, one-third of which will vest in February in each of the first three years following the grant dates if we meet certain performance targets. The 2008 awards were granted on February 28, 2008, and the 2009 awards were granted on January 29, 2009. The 2009 awards are reported in the table titled “2009 Grants of Plan-Based Awards” above. The 2008 awards were similar to the 2009 awards, except that the number of shares granted was 33% lower than the 2009 awards. Excludes restricted shares, 20% of which vest on or about each of the first five anniversaries of the grant date, assuming continued employment and our meeting our ROE goal of 1% for the year prior to vesting in the following amounts: Mr. Culver — 24,000; Mr. Lauer — 8,100; Mr. Sinks — 15,000; Mr. Pierzchalski — 8,100; and Mr. Lane — 8,100. Pursuant to the rules of the SEC, these awards are excluded because we did not meet our ROE goal in 2008. Also excludes restricted shares or RSUs, the vesting of which is dependent upon our meeting a goal determined by our EPS in the following amounts: Mr. Culver — 75,808; Mr. Lauer — 25,586; Mr. Sinks — 45,124; Mr. Pierzchalski — 25,586; and Mr. Lane — 25,586. Pursuant to rules adopted by the SEC, the amounts for these shares are excluded because our EPS in 2008 was negative.

2009 OPTION EXERCISES AND STOCK VESTED
          The following table shows the vesting of grants of plan based stock awards to our named executive officers in 2009. There were no options exercised in 2009.

	Stock Awards

	Number of	Value Realized on
	Shares Acquired on	Vesting
Name	Vesting #	($)(1)
Curt Culver	49,713 (2)	99,657 (2)
J. Michael Lauer	17,368	34,790
Patrick Sinks	26,623	53,592
Lawrence Pierzchalski	17,608	35,261
Jeffrey Lane	16,261	32,621

(1)	Value realized is the market value at the close of business on the vesting date. None of our named executive officers sold any shares in 2009, though some shares that vested were withheld to pay taxes due as a result of the vesting of the shares.

(2)	Includes 4,800 RSUs, valued at $9,216 using the market value at the close of business on the vesting date. Although these RSUs vested during 2009, Mr. Culver will not receive the shares underlying them until six months after he retires.

PENSION BENEFITS AT 2009 FISCAL YEAR-END
          The following table shows the present value of accrued pension plan benefits for our named executive officers as of December 31, 2009.

		Number of
		Years	Present Value
		Credited	of Accumulated
Name	Plan Name(1)	Service #	Benefit ($)(2)
Curt Culver	Qualified Pension Plan	27.2	1,742,178
	Supplemental Executive Retirement Plan	27.2	2,259,092
J. Michael Lauer	Qualified Pension Plan	20.8	2,060,238
	Supplemental Executive Retirement Plan	20.8	330,111
Patrick Sinks	Qualified Pension Plan	31.4	1,134,104
	Supplemental Executive Retirement Plan	31.4	142,073
Lawrence Pierzchalski	Qualified Pension Plan	27.7	1,700,401
	Supplemental Executive Retirement Plan	27.7	268,048
Jeffrey Lane	Qualified Pension Plan	13.3	1,702,614 (3)
	Supplemental Executive Retirement Plan	13.3	150,386

(1)	See “Summary of Selected Components of our Executive Compensation Program — Pension Plan” above for a summary of these plans.

(2)	The amount shown is the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 (which is the earliest age that unreduced benefits under the Qualified Pension Plan and Supplemental Executive Retirement Plan may be received) and continuing for his life expectancy determined at the end of 2009 and by assuming that the officer’s employment with us ended on the last day of that year. See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2009 for the discount rate and postretirement mortality assumptions used to calculate the present value of benefits under these plans.

(3)	Includes an annual benefit of $34,000 credited to Mr. Lane as part of his initial employment. This amount represents $364,494 of the present value of Mr. Lane’s benefits.
          We maintain a Pension Plan for the benefit of substantially all of our employees and a Supplemental Executive Retirement Plan (Supplemental Plan) for designated employees, including executive officers. The Supplemental Plan provides benefits that cannot be provided by the Pension Plan because of limitations in the Internal Revenue Code on benefits that can be provided by a qualified pension plan, such as our Pension Plan.
          Under the Pension Plan and the Supplemental Plan taken together, each executive officer earns an annual pension credit for each year of employment equal to 2% of the officer’s eligible compensation for that year. Eligible compensation is limited to salaries, commissions, wages, cash bonuses, the portion of cash bonuses deferred and converted to restricted equity bonuses (see “Annual Bonus” above) and overtime pay. At retirement, the annual pension credits are added together to determine the employee’s accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee’s average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated. Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable in monthly installments upon retirement at or after age 65 (age 62 if the employee has completed at least seven years of service). In addition, reduced benefits are payable beginning at age 55. These benefits are reduced by 0.5% for each month that payments begin prior to the normal retirement date. Mr. Lauer is eligible for his full retirement benefits and Messrs. Culver, Pierzchalski and Lane are eligible to receive reduced benefits.

     Potential Payments Upon Termination or Change-in-Control
          The following table summarizes the estimated value of payments to each of the named executive officers assuming the triggering event or events indicated occurred on December 31, 2009.

					Value of
					Restricted	Value of
					Equity and	Restricted
					Stock Options	Equity and
					That Will Vest	Stock Options	Value of
			Cash		on an	Eligible for	Other
			Payment		Accelerated	Continued	Benefits
Name	Termination Scenario	Total ($)	($)		Basis ($)(1)	Vesting ($)(1)	($)(2)
Curt Culver	Change in control with qualifying termination(3)	8,760,614	5,670,830	(4)	2,947,078	—	142,706
	Change in control without qualifying termination(3)	2,947,078	—		2,947,078	—	—
	Death	2,947,078	—		2,947,078	—	—
	Disability	286,772	286,772	(5)	—	—	—
J. Michael Lauer	Change in control with qualifying termination(3)	998,819	—	(6)	998,819	—	—
	Change in control without qualifying termination(3)	998,819	—		998,819	—	—
	Retirement	472,995	—		—	472,995	—
	Death	998,819	—		998,819	—	—
Patrick Sinks	Change in control with qualifying termination(3)	4,677,965	2,747,751	(4)	1,808,568	—	121,646
	Change in control without qualifying termination(3)	1,808,568	—		1,808,568	—	—
	Death	1,808,568	—		1,808,568	—	—
Lawrence Pierzchalski	Change in control with qualifying termination(3)	3,467,272	2,357,761	(4)	997,981	—	111,530
	Change in control without qualifying termination(3)	997,981	—		997,981	—	—
	Death	997,981	—		997,981	—	—
Jeffrey Lane	Change in control with qualifying termination(3)	3,247,337	2,179,016	(4)	992,969	—	75,352
	Change in control without qualifying termination(3)	992,969	—		992,969	—	—
	Death	992,969	—		992,969	—	—

(1)	The value attributed to restricted stock that accelerates or is eligible for continued vesting is calculated using the closing price on the New York Stock Exchange on December 31, 2009 (which is a higher valuation than that specified by IRS regulations for tax purposes). The value of options would be the difference between the closing price on the New York Stock Exchange on December 31, 2009 and the exercise price. However, as of December 31, 2009, the exercise price of all options exceeded the market price. As a result, all amounts in these columns represent value attributable solely to restricted equity.

(2)	Other benefits include three years of health and welfare benefits and the maximum outplacement costs each executive would be entitled to.

(3)	As described further in “- Employment Agreements and Change in Control Agreements” below, each of our named executive officers is a party to a KEESA that may provide for payments after a change in control. A qualifying termination is a termination within three years (but no later than the date the executive reaches the age at which the executive may retire under the Pension Plan with full pension benefits) after the change in control by the company other than for cause, death or disability or by the executive for good reason.

(4)	Amounts payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

(5)	Represents the present value of monthly payments of $4,000 that Mr. Culver would be eligible to receive through age 65, assuming the disability continued. These amounts would be paid by an insurance company pursuant to an insurance policy covering Mr. Culver that we provide. The discount rate of 6.0% applied to these payments is the same discount rate that we use to value our net periodic benefit costs associated with our benefit plans pursuant to GAAP.

(6)	As of December 31, 2009, Mr. Lauer was not eligible to receive a cash payment or other benefits under his KEESA because he had attained his normal retirement age. As noted in “Employment Agreements and Change in Control Agreements” below, in 2010, we created a supplemental benefit plan applicable to persons who, such as Mr. Lauer, had attained his normal retirement age.
     Employment Agreements and Change in Control Agreements
          Each of our named executive officers is a party to a Key Executive Employment and Severance Agreement with us (a KEESA). If a change in control occurs and the executive’s employment is terminated within three years (but no later than the date the executive reaches the age at which the executive may retire under the Pension Plan with full pension benefits, which is 62, an age that none of our named executive officers other than Mr. Lauer has attained) after the change in control (this period is referred to as the employment period), other than for cause, death or disability, or if the executive terminates his employment for good reason, the executive is entitled to receive a termination payment of twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions to our tax-qualified defined contribution plan, subject to reduction as described below. This termination payment is payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.
          If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced by an amount corresponding to the portion of the employment period that has elapsed since the date of the change in control. The KEESAs require that, for a period of twelve months after a termination for which a payment is required, the executive not compete with us unless approved in advance in writing by our Board of Directors. The KEESAs also impose confidentiality obligations on our executives that have signed them.
          Under the KEESAs, a change in control generally would occur upon the acquisition by certain unrelated persons of 50% or more of our Common Stock; an exogenous change in the majority of our Board of Directors; certain mergers, consolidations or share exchanges or related share issuances; or our sale or disposition of all or substantially all of our assets. We would have “cause” to terminate an executive under a KEESA if the executive were intentionally to engage in certain bad faith conduct causing demonstrable and serious financial injury to us; to be convicted of certain felonies; or to willfully, unreasonably and continuously refuse to perform his or her existing duties or responsibilities. An executive would have “good reason” under his or her KEESA if we were to breach the terms of the KEESA or make certain changes to the executive’s position or working conditions.
          While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefit plans. Such benefits include life insurance benefits made available to salaried employees generally and other benefits provided to executives of comparable rank, including stock options, supplemental retirement benefits and periodic physicals. The value of these benefits cannot be less than 75% of the value of comparable benefits prior to the change in control, except that if the new parent company does not provide stock-based compensation to executives of its U.S. companies of comparable rank, this type of benefit need not be provided and the 75% minimum for other benefits is raised to 100%. If the executive experiences a qualified termination, he is entitled to continued life and health insurance for the remainder of the employment period or, if earlier, the time he obtains similar coverage from a new employer, outplacement services and up to a total of $10,000 to cover tax preparation, legal and accounting services relating to the KEESA termination payment.
          If the excise tax under Sections 280G and 4999 of the Internal Revenue Code would apply to the benefits provided under the KEESA, the executive is entitled to receive a payment so that he is placed in the same position as if the excise tax did not apply. In 2008, we amended our KEESAs for the principal purpose of complying with Section 409A of the

Internal Revenue Code. In 2009, we eliminated any reimbursement of our named executive officers for any additional tax due as a result of the failure of the KEESAs to comply with Section 409A.
          The period for which our KEESAs provide employment protection ends on the earlier of the third anniversary of the date of a change in control or the date on which the executive attained his or her normal retirement date. In 2010, we created a supplemental benefit plan that provides benefits that are reduced or eliminated by the age-based limitation under our KEESAs. This plan was adopted because the Committee wanted to provide such benefits for those who would, absent this age-based limitation, not receive benefits under his or her KEESA. The Committee believes that age should not reduce or eliminate benefits under a KEESA, but recognized that our employees may retire with a full pension at age 62 provided they have been a pension plan participant for at least five years. Taking the early availability of full pension benefits into account, the payments under this plan are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payments under Sections 280G and 4999. As a result, unlike our KEESAs, this plan does not include an excise tax gross-up provision. Our KEESAs were not amended in connection with the adoption of this plan.
          [Discussions currently are underway to enter into a retention agreement with one of our named executive officers.]
     Post-Termination Vesting of Certain Restricted Equity Awards
          In general, our restricted equity awards are forfeited upon a termination of employment, other than as a result of the officer’s death (in which case the entire award vests). If employment termination occurs after age 62 for an officer who has been employed by us for at least seven years, awards granted at least one year prior to the date of the employment termination will continue to vest if the officer enters into a non-competition agreement with us.
     Pension Plan
          As noted under “Compensation and Related Tables — Summary of Selected Components of our Executive Compensation Program — Pension Plan” above, we have a Pension Plan and Supplemental Plan that provide post-retirement benefits. If the employment of our named executive officers terminated effective December 31, 2009, the annual amounts payable to them at age 62 under these plans would have been: Mr. Culver — $446,700; Mr. Lauer — $225,660; Mr. Sinks — $185,184; Mr. Pierzchalski — $225,156; and Mr. Lane — $172,848. As of December 31, 2009, Mr. Lauer was eligible to receive this level of benefits because he was over the age of 62 and had more than seven years’ tenure. As of December 31, 2009, Messrs. Culver, Pierzchalski and Lane were eligible to receive reduced benefits under these plans immediately upon retirement because they were over the age of 55 and had more than seven years’ tenure. As a result, if their employment had been terminated effective December 31, 2009, the annual amounts payable to them under our Pension Plan had they elected to begin receiving annual payments immediately would have been Mr. Culver — $328,325; Mr. Lauer — $225,660; Mr. Pierzchalski — $159,861; and Mr. Lane — $159,020.
     Severance Pay
          Although we do not have a written severance policy for terminations of employment unrelated to a change in control, we have historically negotiated severance arrangements with officers whose employment we terminate without cause. The amount that we have paid has varied based upon the officer’s tenure and position.
Related Person Transactions
          Among other things, our Code of Business Conduct prohibits us from entering into transactions in which our “Senior Financial Officers,” executive officers or their respective immediate family members have a material financial interest (either directly or through a company with which the officer has a relationship) unless all of the following conditions are satisfied:
•	the terms of the contract or transaction are fair and equitable, at arm’s length and are not detrimental to our interests;

•	the existence and nature of the interests of the officer are fully disclosed to and approved by the

Audit Committee; and

•	the interested officer has not participated on our behalf in the consideration, negotiation or approval of the contract or transaction.
          In addition, the Code requires Audit Committee approval of all transactions with any director or a member of the director’s immediate family, other than transactions involving the provision of goods or services in the ordinary course of business of both parties. The Code contemplates that our non-management directors will disclose all transactions between us and parties related to the director, even if they are in the ordinary course of business.
          We have used the law firm of Foley & Lardner LLP as our principal outside legal counsel for more than 20 years. The wife of our General Counsel is a partner in that law firm, which was paid $1,941,785 by us and our consolidated subsidiaries for legal services in 2009.
Item 2 — Approval of Shareholder Rights Agreement
          At the Annual Meeting, we will ask our shareholders to approve the Shareholder Rights Agreement by and between the Company and Wells Fargo Bank, National Association, as amended through December 29, 2009 (the “Rights Agreement”). The Rights Agreement is attached to this Proxy Statement as Appendix A. If our shareholders do not approve the Rights Agreement at the Annual Meeting, our Board of Directors intends to terminate the Rights Agreement promptly after the meeting.
          Our Board of Directors approved the Rights Agreement in an effort to protect shareholder value by attempting to diminish the risk that our ability to use our net operating losses (“NOLs”) to reduce potential future federal income tax obligations may become substantially limited and by deterring certain abusive takeover practices.
Protection of Valuable NOL Carryforward Assets
          We have experienced, and continue to experience, substantial operating losses, including realized losses for tax purposes. We can use NOLs that arise from these losses in certain circumstances to offset any current and future taxable income and, thus, reduce our federal income tax liability. Applicable tax law subjects our ability to take advantage of these NOLs to certain requirements and restrictions. To the extent that the NOLs are not otherwise limited, we believe that we will be able to carry forward a significant amount of NOLs and that these NOLs could be a substantial asset to us.
          The benefit of the NOLs to the Company, including NOLs arising in the future, will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, if we were to experience an “ownership change” as defined in Section 382 of the Internal Revenue Code (“Section 382”). If an “ownership change” were to occur, the amount of the Company’s income in a subsequent year that could be offset by carryforwards of NOLs that arose before the “ownership change,” or by losses that are recognized after the ownership change but that were economically accrued prior to the “ownership change,” would be subject to limitation. In general, the annual limit is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the “ownership change” (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate applicable to the month of the “ownership change.” In applying this annual limit, numerous special rules and limitations apply. If we were to experience an “ownership change” at our current stock price levels, we believe we would be subject to an annual NOL limitation that could result in a material amount of NOLs expiring unused and that could result in a significant impairment to any NOL assets the Company may have at that time.
          Although any NOL carryforwards that are not used as a result of a Section 382 limitation would remain available to offset income in future years (again, subject to the Section 382 limitation) until the NOL carryforwards expire, any “ownership change” could significantly defer the utilization of the NOL carryforwards and cause some of the NOL carryforwards to expire unused, and could accelerate payment of federal income tax. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of our taxable income that could be offset by such NOL carryforwards were an “ownership change” to occur during the term of the Rights Agreement, but we believe such limitation would be material.
          It is not possible to fully determine or estimate the level of NOLs that are now, or in the future may be, available to us to offset taxable income that we may have. The amount of NOLs remaining at the end of the 2009 year, after taking into account all currently available carrybacks of NOLs into prior years, is more than $800 million.
Section 382 Ownership Calculations
          To determine whether an “ownership change” has occurred, the Company must compare the percentage of stock owned by each 5-percent shareholder immediately after any change in the ownership of its stock that affects the percentage owned by a 5-percent shareholder (an “owner shift”) to the lowest percentage of stock owned by each such 5-percent shareholder at any time during the testing period (which is generally a three-year rolling period ending on the day of the potential ownership change). The amount of the increase in the percentage of Company stock owned by each 5-percent shareholder whose stock ownership percentage has increased is added, and an ownership change occurs if the aggregate increase in percentage ownership by all such 5-percent shareholders exceeds 50 percent.
          For example, if a single investor acquired 50.1 percent of our stock in a three-year period, an “ownership change” would occur. Similarly, if ten persons, none of whom previously owned our stock, each acquired slightly over 5 percent of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50 percent), an “ownership change” would occur.
          In determining whether an “ownership change” has occurred, the rules of Section 382 are very complex, and a complete discussion of them is beyond the scope of this summary discussion. Some of the factors that must be considered in making a Section 382 “ownership change” calculation include the following:
•	All holders who each own, directly or indirectly, less than 5 percent of a company’s common stock are generally (but not always) treated as a single 5-percent shareholder. Transactions in the public markets among shareholders who are not 5-percent shareholders are generally (but not always) ignored in the calculation of the owner shift.

•	There are several other rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as 5-percent shareholders, including a rule that treats a person who owns, directly or indirectly, less than 5 percent of our stock as a 5-percent shareholder under certain circumstances, and a rule that treats persons acting in concert in certain ways as a single shareholder.

•	Acquisitions by a person that cause that person to become a 5-percent shareholder generally result in a 5 percentage (or more) point change in ownership, regardless of the size of the final purchase that caused the 5 percent threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner of the stock, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•	The redemption or buyback of shares by an issuer will increase the ownership of any 5-percent shareholders (including groups of shareholders who are not themselves 5-percent shareholders) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5 percent to become a 5-percent shareholder, resulting in a 5 percentage (or more) point change in ownership.
          Currently, we do not believe that we have experienced an “ownership change,” but calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities.
Protection Against Abusive Takeover Practices
          In addition to protecting our NOLs, the Rights Agreement is intended to defend against abusive or otherwise undesirable takeover tactics, such as:
•	acquiring stock for the purpose of forcing a sale of the Company at a price that is more than the average cost of the investor’s position, but less than a fair price to shareholders;

•	taking control through open-market purchases without giving the shareholders a control premium for their shares or the protections of the federal tender offer rules;

•	attempting to acquire the Company at a time when the Company’s common stock is undervalued and at a price that is less than the stock’s intrinsic value; and

•	attempting, through a partial tender offer, to acquire a majority interest in the Company and then forcing the remaining public shareholders to accept cash and/or securities of lesser value.
The Rights Agreement discourages such attempts by making an acquisition of the Company that is not approved by our Board of Directors prohibitively expensive for the acquiror by significantly diluting the acquiror’s stock interest in the Company and, in some circumstances, significantly increasing the Company’s market capitalization.

Reasons the Board of Directors Recommends Approval
          The Board of Directors believes that the Rights Agreement is in the best interests of the Company’s shareholders because it:
•	Diminishes the risks that the Company’s ability to use its NOLs to reduce potential future federal income tax obligations may become substantially limited if the Company were to experience an “ownership change,” its utilization of loss carryforwards could be deferred, its payment of federal income tax could be accelerated and some of the NOLs may expire unused.

•	Encourages anyone seeking to acquire control of the Company to negotiate in good faith with the Board and gives the Board significant negotiating power on behalf of the shareholders. This should enable the Board to negotiate a fair premium for shareholders that is consistent with the intrinsic value of the Company and to block any transaction by an acquiror who is unwilling to pay a fair price.

•	Does not prevent the making of unsolicited offers or the acquisition of the Company at a full and fair price since the existence of the Rights Agreement does not eliminate the Board’s responsibility to consider acquisition proposals in a manner consistent with the directors’ fiduciary duties to shareholders.
Description of Rights Agreement
          On July 22, 1999, our Board of Directors declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value (the “Common Shares”), of the Company. The dividend was payable on August 9, 1999 to the shareholders of record on that date (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one-half of one Common Share, at a price of $25.00 per Common Share (equivalent to $12.50 for each one-half of a Common Share), subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in the Rights Agreement already included in the definition.
          Until the earlier to occur of (i) 10 days following a public announcement that a person has become an Acquiring Person (described below) or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors (the “Board”) prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights are evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. An “Acquiring Person” is any person that becomes, by itself or together with its affiliates and associates, a beneficial owner of 5.0% or more of the Common Shares then outstanding, but will not include:
     i. the Company, its subsidiaries and certain benefit plans of the Company and its subsidiaries;

     ii. any of certain “grandfathered” persons (“Grandfathered Persons”) that would have otherwise been Acquiring Persons as of the close of business on July 7, 2009, as of the effective time of certain acquisitions or mergers involving all or part of the asset management business of a financial institution headquartered in the United Kingdom or as of November 30, 2009, and that continue to qualify for this status;
     iii. an “Exempt Person”, which is any person who delivers to the Company a letter that, as determined by the Company in its sole discretion, is substantially in the form as specified in the Rights Agreement or is an affiliate or associate of another person who delivers such a letter to the Company and whose beneficial ownership of 5.0% or more of the outstanding Common Shares would not, as determined, prior to the person becoming the beneficial owner of 5.0% or more of the Common Shares, by the Company in its sole discretion, jeopardize or endanger the availability to the Company of the net operating loss carryovers, other tax carryovers and tax benefits of the Company and its subsidiaries within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Benefits”); provided that such person shall not qualify for this exception unless and until it, or its affiliate or associate who delivers the aforementioned letter, has received written notice of such determination by the Company; provided, further, that such person will lose this exemption from being an Acquiring Person from such time (if any) as (A) in respect of the aforementioned letter that such person, or its affiliate or associate, delivered, a representation or warranty of such person, or its affiliate or associate, in such letter was not true and correct when made, a representation or warranty of such person, or its affiliate or associate, in such letter that was to remain true and correct after the date of the letter as contemplated therein ceases to remain true and correct or such person, or its affiliate or associate, ceases to comply with a covenant contained in such letter or (B) such person becomes the beneficial owner of 10.0% or more of the Common Shares then outstanding;
     iv. any person who or which the Board determines, in its sole discretion, has inadvertently become a beneficial owner of 5.0% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person), provided such person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest or cause its affiliates and associates to divest, and thereafter such person or its affiliates and associates promptly divest (without exercising or retaining any power, including voting, with respect to such Common Stock), sufficient Common Shares so that the percentage stock ownership of such person and its affiliates and associates is less than 5% (or, in the case of any person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or an Exempt Person, the Common Shares that caused such person to so fail to qualify as a Grandfathered Person or an Exempt Person, as the case may be); and
     v. any person who becomes a beneficial owner of 5.0% or more of the Common Shares then outstanding (or has failed to continue to qualify as a Grandfathered Person or an Exempt Person) as a result of one or more transactions that the Board determines, in its sole discretion and on such terms and conditions as the Board may in its sole discretion prescribe, should have the consequences of exempting such person from becoming an Acquiring Person (an “Exempt Transaction Determination”); provided, however, that such a person will become an Acquiring Person at such time as the person no longer satisfies the terms or conditions, if any, that the Board prescribed in its Exempt Transaction Determination (unless the person no longer beneficially owns 5.0% or more of the Common Shares then outstanding or qualifies for another exception).
          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
          The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest to occur of (i) August 17, 2012 (the “Final Expiration Date”); (ii) the time at which the Rights are redeemed as provided in the Rights Agreement; (iii) the time at which the Rights are exchanged provided in the Rights Agreement; (iv) the repeal of Section 382 if the Board determines that the Rights Agreement is no longer necessary for the preservation of the Tax Benefits that would have been affected by such section; and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.
          The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).
          In the event that any person becomes an Acquiring Person (a “Flip-In Event”), each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued in connection with the exercise or exchange of Rights.
          At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).
          In lieu of issuing fractional Common Shares equal to one-half of a Common Share or less upon the exercise of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares. In lieu of issuing fractional Common Shares upon the exchange of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exchange.
          The Purchase Price is payable by certified check, cashier’s check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event may be paid in Common Shares having an equivalent value.
          At any time prior to a person becoming an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
          Other than amendments that would change the Redemption Price or move to an earlier date the Final Expiration Date, the terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.
          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.
          The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached as Appendix A.

Certain Considerations Relating to the Rights Agreement
          You should read and consider the factors below when deciding whether to vote for the approval of the Rights Agreement.
          Future Use and Amount of the NOL carryforwards is Uncertain. Our use of our NOL carryforwards depends on our ability to generate taxable income in the future. We cannot assure you that we will have taxable income in any applicable period or, if we do, whether such income or the NOL carryforwards at such time will exceed any potential Section 382 limitation.
          Potential Challenge to the NOL Carryforwards. The amount of our NOL carryforward has not been audited or otherwise validated by the Internal Revenue Service (the “IRS”). The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, as discussed above under “Section 382 Ownership Calculations.” Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the NOL carryforwards even if the Rights Agreement is in place.
          Continued Risk of Ownership Change. Although the Rights Agreement is intended to diminish the likelihood of an “ownership change,” we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by 5-percent shareholders and the conversion of our outstanding convertible subordinated debentures, over which we have no control, and new issuances of stock by us, should we choose to do so.
          Potential Effects on Liquidity. The Rights Agreement is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitations. A shareholder’s ability to dispose of our stock may be limited if the Rights Agreement reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.
          Potential Impact on Value. The Rights Agreement could negatively impact the value of our stock by deterring persons or groups of persons from acquiring shares of our stock, including in acquisitions for which some shareholders might receive a premium above market value.
          Anti-Takeover Effect. The Rights Agreement has an “anti-takeover effect” because it will deter a person or group of persons from acquiring beneficial ownership of 4.99% or more of our stock or, in the case of persons or persons that already own 4.99% or more of our stock, from acquiring any additional shares of our stock. The Rights Agreement could discourage or prevent a merger, tender offer, proxy contest or accumulations of substantial blocks of shares.
Shareholder Vote Required
          The affirmative vote of a majority of the votes cast on this matter is required for the approval of the Rights Agreement. Abstentions and broker non-votes will not be counted as votes cast.
          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE RIGHTS AGREEMENT. PROXIES WILL BE VOTED FOR APPROVAL UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

Item 3 — Ratification of appointment of independent registered public accounting firm
          The Audit Committee has reappointed the accounting firm of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of PwC is expected to attend the meeting and will be given an opportunity to make a statement and respond to appropriate questions.
          In PwC’s engagement letter, we and PwC will agree not to demand a trial by jury in any action, proceeding or counterclaim arising out of or relating to PwC’s services and fees for the engagement. We will also agree that it will not, directly or indirectly, agree to assign or transfer any rights, obligations, claims or proceeds from claims against PwC arising under the engagement letter to anyone. The engagement letter will not contain a requirement that we arbitrate any disputes with PwC nor will it contain any limitation on our right to damages from PwC.
     Audit and Other Fees
          For the years ended December 31, 2008 and 2009, PwC billed us fees for services of the following types:

	2008	2009
Audit Fees	$2,097,583	$1,967,000
Audit-Related Fees	31,658	7,160
Tax Fees	—	34,223
All Other Fees	22,533	93,523

Total Fees	$2,151,774	$2,101,906
          Audit Fees include PwC’s review of our quarterly and annual financial statements. Audit-Related Fees include, for 2009, fees related to an external peer review of the actuarial calculations done with respect to our Australian operations and, for 2008, fees related to valuation services. Tax Fees include, for 2009, a review of our 2008 tax return. All Other Fees represent, for 2009, fees related to a risk management governance review and subscription fees for an online library of financial reporting and assurance literature and, for 2008, work relating to the licensing of a subsidiary in Canada and subscription fees for an online library of financial reporting and assurance literature.

          The rules of the SEC regarding auditor independence provide that independence may be impaired if the auditor performs services without the pre-approval of the Audit Committee. The Committee’s policy regarding pre-approval of audit and allowable non-audit services to be provided by the independent auditor includes a list of services that are pre-approved as they become necessary and the Committee’s approving of a schedule of other services expected to be performed during the ensuing year prior to the start of the annual audit engagement. If we desire the auditor to provide a service that is not in either category, the service may be presented for pre-approval by the Committee at its next meeting or may be pre-approved by the Chairperson (or another Committee member designated by the Chairperson). The Committee member approving the service will be given detail regarding the service equivalent to the detail that would be given to the Committee, and the Committee will be notified of the approved service at its next regularly scheduled meeting. We periodically provide the Committee with information about fees paid for services that have been approved and pre-approved. The Audit Committee pre-approved all of the services that PwC provided in 2009.
     Shareholder Vote Required
          The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.
          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE VOTED FOR RATIFICATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.
Householding
          The broker, bank or other nominee for any shareholder who holds shares in “street name” and is not a shareholder of record may deliver only one copy of this proxy statement and the Annual Report to Shareholders to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and Annual Report to Shareholders, now or in the future, should submit a request to MGIC by telephone at (414) 347-6480 or by submitting a written request to Investor Relations, MGIC Investment Corporation, P.O. Box 488, MGIC Plaza, Milwaukee, WI 53201. Beneficial owners sharing an address who are receiving multiple copies of the proxy statement and Annual Report to Shareholders and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

Appendix A
MGIC INVESTMENT CORPORATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
Rights Agent

AMENDED AND RESTATED RIGHTS AGREEMENT
Dated as of July 7, 2009,
(As Amended Through December 29, 2009)

i

Exhibit A — Form of Right Certificate
Exhibit B — Summary of Rights to Purchase Common Shares

ii

AMENDED AND RESTATED RIGHTS AGREEMENT
          THIS AMENDED AND RESTATED AGREEMENT (“Agreement”), dated as of July 7, 2009, between MGIC INVESTMENT CORPORATION, a Wisconsin corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Rights Agent”), amends and restates that certain Rights Agreement, dated as of July 22, 1999 (as amended by the first through third amendments thereto, the “Original Rights Agreement”).
          WHEREAS, the Board of Directors of the Company authorized the Original Rights Agreement, declared a dividend of one common share purchase right (a “Right”) for each Common Share (as hereinafter defined) outstanding upon the close of business on August 9, 1999 (the “Record Date”) payable on such date (the “Payment Date”), and authorized the issuance of one Right for each Common Share issued between the Record Date on the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in the Original Rights Agreement), each Right representing the right to purchase one-half of one Common Share, upon the terms and subject to the conditions set forth in the Original Rights Agreement; and
          WHEREAS, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), then its ability to use its Tax Benefits (as hereinafter defined) for U.S. federal income tax purposes could be substantially limited; and
          WHEREAS, the Company views its Tax Benefits as valuable assets of the Company, which are likely to inure to the benefit of the Company and its shareholders, and the Company believes that is in the best interest of the Company and its shareholders that the Company provide for the protection of the Company’s Tax Benefits on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
          (a) “Acquiring Person” means any Person that is or has become, by itself or together with its Affiliates and Associates, a Beneficial Owner of 5.0% or more of the Common Shares then outstanding, but shall not include:
          (i) any Related Person;
          (ii) any Grandfathered Person, provided that if the Percentage Stock Ownership of any Person that had qualified as a Grandfathered Person ceases to be at least 5.0%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 5.0% or more, and then only if such Person does not qualify (A) as an Exempt Person, (B) for the exception in subsection (iv) of this Section 1(a), (C) as a Grandfathered Person pursuant to subsection (o) (ii) of this Section 1, or (D) in the case of any Person who was a Grandfathered Person pursuant to subsection (o)(i) of this Section 1, as a Grandfathered Person pursuant to subsection (o)(ii) of this Section 1, which shall be applied to such Person as if the Percentage Stock Ownership of such Person at the Amendment Effective Time had been less than 5.0%;
          (iii) any Exempt Person; and
          (iv) any Person that the Board determines, in its sole discretion, has, at or after the Amendment Effective Time, by itself or together with its Affiliates and Associates, inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person); provided that such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest or cause its Affiliates and Associates to divest, and thereafter such Person or its Affiliates and Associates promptly divest (without exercising or retaining any power, including voting power, with respect to such Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares)), sufficient Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) so that such Person’s Percentage Stock Ownership is less than 5.0% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person, Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) in an amount sufficient to reduce such Person’s beneficial ownership of Common Shares by the number of Common Shares that caused such Person to so fail to qualify as a Grandfathered Person or Exempt Person, as the case may be); provided further that any such Person shall cease to qualify for the exclusion from the definition of “Acquiring Person” contained in this subsection (iv) from and after such time (if any) as the Person, together with its Affiliates and Associates, subsequently becomes a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or fails to continue to qualify as a Grandfathered Person or Exempt Person), unless the Person independently meets the conditions set forth in this subsection (iv) with respect to the circumstances relating to the Person, together with its Affiliates and Associates, subsequently becoming a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or failing to continue to qualify as a Grandfathered Person or Exempt Person).
          (v) any Person that has, by itself or together with its Affiliates and Associates, become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or has failed to continue to qualify as a Grandfathered Person or Exempt Person) as a result of one or more transactions that are determined to be Exempt Transactions, unless and until such time as such Person or transaction(s) no longer satisfy the terms or conditions, if any, that the Board prescribed in its determination under subsection (l) of this Section 1 with respect to such transaction(s); provided that if the Percentage Stock Ownership of any Person that had qualified for the exemption under this subsection (v) ceases to be at least 5.0%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 5.0% or more, and then only if such Person does not qualify (I) as an Exempt Person, (II) for the exception in subsection (iv) of this Section 1(a), (III) as a Grandfathered Person pursuant to subsection (o)(ii) of this Section 1, or (IV) for an additional exception under this subsection (v).
          (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement and, to the extent not included within the foregoing provisions of this Section 1(b), shall also include, with respect to any Person, any other Person whose Common Shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (i) owned by such first Person (or by a Person or group of Persons to which the Common Shares owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)), or (ii) owned by the same “entity” (as defined in the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i)) as is deemed to own the Common Shares owned by such first Person; provided, however, that a Person shall not be deemed to be an Affiliate or Associate of another Person solely because either or both Persons are or were directors or officers of the Company.
          (c) “Amendment Effective Time” means the close of business on July 7, 2009.
          (d) A Person shall be deemed a “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:
          (i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;
          (ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed a Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;
          (iii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

          (iv) with respect to which any other Person is a Beneficial Owner, if the Person referred to in the introductory clause of this Section 1(d) or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;
provided, however, that the preceding provisions of this Section 1(d) shall not be applied to cause a Person to be deemed a “Beneficial Owner” of, or to “beneficially own,” any security (A) solely because such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities or member of a selling to group to be a Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the directors of the Company may determine in any specific case; provided further that the transfer of beneficial ownership of Common Shares to any Person without any consideration for such transfer being given by such Person shall not result in such Person becoming a Beneficial Owner of any additional Common Shares until the Person accepts such transfer. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(d), a Person shall be deemed a “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “beneficial ownership” of, any securities that are owned by another Person and that are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (x) owned by such first Person (or by a Person or group of Persons to which the securities owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)), or (y) owned by the same “entity” (as defined in the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i)) as is deemed to own the securities owned by such first Person.
          (e) “Board” means the Board of Directors of the Company.
          (f) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.
          (g) “close of business” on any given date shall mean 5:00 P.M., Milwaukee, Wisconsin time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Milwaukee, Wisconsin time, on the next succeeding Business Day.
          (h) “Common Shares” means the shares of common stock, par value $1.00, of the Company.

          (i) “Distribution Date” has the meaning set forth in Section 3(a) hereof.
          (j) “Exchange Act” has the meaning set forth in subsection (b) of this Section 1.
          (k) “Exempt Person” means any Person (i) who (A) delivers to the Company a letter that, as determined by the Company in its sole discretion, is substantially in the form attached hereto as Exhibit C, or (B) is an Affiliate or Associate of another Person who delivers to the Company a letter as described in clause (i)(A) above, and (ii) whose beneficial ownership of 5% or more of the outstanding Common Shares would not, as determined (prior to such Person becoming the Beneficial Owner of 5% or more of the Common Shares then outstanding) by the Company in its sole discretion, jeopardize or endanger the availability to the Company of the Tax Benefits; provided that such Person shall not be an Exempt Person unless and until it, or its Affiliate or Associate who delivers a letter as described in clause (i) above, has received written notice of such determination by the Company; provided further that such Person shall cease to be an Exempt Person from and after the earlier of such time (if any) as (I) in respect of the letter that such Person, or its Affiliate or Associate, delivered pursuant to clause (i) above, a representation or warranty of such Person, or its Affiliate or Associate, in such letter was not true and correct when made, a representation or warranty of such Person, or its Affiliate or Associate, in such letter that was to remain true and correct after the date of the letter as contemplated therein ceases to remain true and correct or such Person, or its Affiliate or Associate, ceases to comply with a covenant contained in such letter, or (II) such Person becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding, other than any increase that is a result of (x) an acquisition of Common Shares by the Company and/or (y) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events (as such term is defined at the end of this Section 1(k)) during the period in which the Company’s 9% Convertible Junior Subordinated Debentures due 2063 (the “2063 Debentures”) are beneficially owned by such Person. Notwithstanding the foregoing, a Grandfathered Person shall not be precluded from becoming an Exempt Person (as defined in the preceding sentence, giving effect to this sentence) prior to the time at which such Grandfathered Person would otherwise become an Acquiring Person; provided that any Grandfathered Person that is or was a Grandfathered Person pursuant to subsection (o)(iv) of this Section 1 may only become an Exempt Person if such Grandfathered Person (1) reduced its Percentage Stock Ownership to less than 5% through one or more dispositions of Common Shares, with the disposition that resulted in its Percentage Stock Ownership being reduced to less than 5% involving as few shares as practicable without the need for an odd lot transaction (such disposition(s), the “reduction below 5%”), and (2) publicly reports in an amendment to a Schedule 13G the number of Common Shares beneficially owned as a result of the reduction below 5%.
If any Person that had qualified as an Exempt Person ceases to so qualify, then for purposes of Section 1(a) such Person shall be deemed to have become, as of the time the Person ceased to qualify as an Exempt Person, a Beneficial Owner of the Common Shares that such Person and such Person’s Affiliates and Associates then beneficially own. For the avoidance of doubt, it is understood that the qualifications and exceptions in this Section 1(k) with respect to 2063 Debenture Adjustment Events do not apply to Common Shares attributable to 2063 Debenture

Adjustment Events that are delivered and beneficially owned on conversion of 2063 Debentures. “2063 Debenture Adjustment Events” means each of (a) effective as of each date on which the interest so deferred would have been due and payable in the absence of such deferral, the Company deferring the payment of interest on the 2063 Debentures, (b) effective as of each date on which such compounded interest accrues, compounded interest on account of such a deferral, and (c) an increase pursuant to the terms of the 2063 Debentures in the number of Common Shares that are deliverable on conversion of the 2063 Debentures. Changes in the average price per Common Share that affect the number of Common Shares deliverable on conversion of the 2063 Debentures shall be considered adjustments under the immediately preceding clause (c).
          (l) “Exempt Transaction” means any transaction that the Board determines, in its sole discretion and on such terms and conditions as the Board may in its sole discretion prescribe, should have the consequences of an Exempt Transaction under this Agreement.
          (m) “Expiration Date” means earliest of (i) Final Expiration Date; (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”); (iii) the time at which the Rights are exchanged as provided in Section 24 hereof; (iv) the repeal of Section 382 of the Code if the Board determines that this Agreement is no longer necessary for the preservation of the Tax Benefits; and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.
          (n) “Final Expiration Date” means the close of business on August 17, 2012, subject to extension.
          (o) “Grandfathered Person” means:
          (i) any Person who does not qualify as an “Acquiring Person” (as defined in the Original Rights Agreement) immediately prior to the Amendment Effective Time and who at the Amendment Effective Time is a Beneficial Owner of 5.0% or more of the Common Shares outstanding at the Amendment Effective Time; provided that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person’s Percentage Stock Ownership shall be increased from such Person’s lowest Percentage Stock Ownership at or after the Amendment Effective Time, other than any increase pursuant to or as a result of (A) an acquisition of Common Shares by the Company and/or (B) such Person becoming the Beneficial Owner of additional Common Shares due solely to (x) such Person beneficially owning 2063 Debentures immediately prior to the Amendment Effective Time and (y) during the period thereafter in which the 2063 Debentures then beneficially owned continue to be beneficially owned by such Person, the occurrence of one or more 2063 Debenture Adjustment Events;
          (ii) any Person who (x) at the Amendment Effective Time is not a Beneficial Owner of 5.0% or more of the Common Shares outstanding at the Amendment Effective Time and (y) if the definition of Acquiring Person did not include an exclusion for any Grandfathered Person, would qualify as an Acquiring Person after the Amendment Effective Time as a result of (I) an acquisition of Common Shares by the Company and/or (II) such Person becoming the Beneficial Owner of additional Common

Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events during the period in which 2063 Debentures are beneficially owned by such Person; provided that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person’s Percentage Stock Ownership shall be increased from such Person’s lowest Percentage Stock Ownership on or after the date of the first occurrence of any event described in clause (I) or (II), other than any increase pursuant to or as a result of (A) an acquisition of Common Shares by the Company and/or (B) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events during the period in which 2063 Debentures are beneficially owned by such Person;
          (iii) any Person who (x) at all times on or prior to November 30, 2009 is not and was not a Beneficial Owner of 5.0% or more of the Common Shares then outstanding and (y) if the definition of Acquiring Person did not include an exclusion for any Grandfathered Person, would qualify as an Acquiring Person on or after December 1, 2009 as a direct result of an acquisition or merger involving all or part of the asset management business of a financial institution headquartered in the United Kingdom that closes or is effective on or after December 1, 2009 but no later than December 15, 2009 and has a transaction value in excess of $10 billion; provided that any such Person shall cease to be a Grandfathered Person from and after the earlier to occur of (x) such time (if any) as the Person’s Percentage Stock Ownership shall be increased above 10.0%, other than any increase pursuant to or as a result of (A) an acquisition of Common Shares by the Company and/or (B) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events during the period in which 2063 Debentures are beneficially owned by such Person or (y) February 16, 2010; and
          (iv) Any Person (and any Affiliate or Associate of such Person) who on November 30, 2009 became the Beneficial Owner of more than 5.0% of the Common Shares then outstanding, which beneficial ownership was reported on a Schedule 13G on December 10, 2009; provided that such Persons shall cease to be a Grandfathered Person from and after the earlier to occur of (x) such time (if any) as such Persons become the Beneficial Owner of a number of Common Shares that is more than the number of Common Shares that such Persons beneficially owned at the close of business on December 3, 2009 or (y) February 16, 2010.
If any Person that had qualified as a Grandfathered Person ceases to so qualify, then for purposes of Section 1(a) such Person and such Person’s Affiliates and Associates shall be deemed to have become, as of the time the Person ceased to qualify as a Grandfathered Person, a Beneficial Owner of the Common Shares that such Person and such Person’s Affiliates and Associates then beneficially own. For the avoidance of doubt, it is understood that the qualifications and exceptions in subsections (o) (i), (ii) and (iii) of this Section 1 with respect to 2063 Debenture Adjustment Events do not apply to Common Shares attributable to 2063 Debenture Adjustment Events that are delivered and beneficially owned on conversion of 2063 Debentures.

          (p) “Percentage Stock Ownership” of a Person means the percentage calculated by dividing (i) the number of Common Shares as to which the Person, together with its Affiliates and Associates, is a Beneficial Owner, divided by (ii) the number of Common Shares then outstanding.
          (q) “Person” means any individual, firm, corporation, partnership, trust, association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of any one or more of the foregoing making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.
          (r) “Redemption Date” has the meaning set forth in subsection (k) of this Section 1.
          (s) “Related Person” means the Company, any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity or trustee holding Common Shares to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement.
          (t) “Securities Act” means the Securities Act of 1933, as amended.
          (u) “Shares Acquisition Date” means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act), by the Company or a Person or an Affiliate of the Person, (i) that the Person has become an Acquiring Person or (ii) of information that leads the Board to conclude that the Person has become an Acquiring Person.
          (v) “Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.
          (w) “Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Company or any of its Subsidiaries.
          (x) “Treasury Regulation” means a final, proposed or temporary regulation of the U.S. Department of Treasury promulgated under the Code.
          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.
          Section 3. Issue of Right Certificates.
          (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or of the first public announcement of the intention of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares; provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right for each Common Share of the Company so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
          (b) The Company has prepared a Summary of Rights to Purchase Common Shares, attached as Exhibit B hereto (the “Summary of Rights”), a copy of which is available free of charge from the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the Expiration Date, if earlier), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.
          (c) Certificates for Common Shares that become outstanding (including, without limitation, certificates for reacquired Common Shares referred to in the last sentence of this paragraph (c) and certificates issued on the transfer of Common Shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form (provided, however, that certificates for Common Shares in existence on the date of this Agreement may bear the legend required by the Original Rights Agreement):
     This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between MGIC

Investment Corporation and Wells Fargo Bank, National Association, dated as of July 7, 2009, and as such agreement may be amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of MGIC Investment Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. MGIC Investment Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether beneficially owned by such person or any subsequent holder, shall become null and void.
With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.
          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the purchase price per Common Share set forth therein, but the amount and type of securities purchasable upon exercise of each Right and such purchase price shall be subject to adjustment as provided herein (such purchase price, as so adjusted, the “Purchase Price”).
          Section 5. Countersignature and Registration.
          (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent manually or by facsimile and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
          (a) Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been redeemed or exchanged pursuant to Section 23 or Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
          (a) Each Right shall be exercisable to purchase one-half of one Common Share of the Company, subject to further adjustment as provided herein. The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the Expiration Date; provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a Common Share, then the holder thereof shall not be entitled to exercise such Rights unless such holder concurrently purchases from the Company (and in such event the Company shall sell to such holder), at a price in proportion to the Purchase Price, an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, will equal an integral number of Common Shares.
          (b) The Purchase Price for each full Common Share pursuant to the exercise of a Right shall initially be $25.00 (equivalent to $12.50 for each one-half of one Common Share), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, as set forth below, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Common Shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by certified check, cashier’s check, bank draft or money order payable to the order of the Company, except that, if so provided by the Board, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event (as hereinafter defined) may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per Common Share on the Trading Day (as such term is hereinafter defined) immediately preceding the date of such exercise. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.
          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
          (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported transfer, assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse of the Right Certificate surrendered for such transfer, assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Right Certificates that have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.
          Section 9. Reservation and Availability of Common Shares.
          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.
          (b) So long as the Common Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company).
          (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
          (e) If the Company determines that registration under the Securities Act is required, the Company shall use commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights to prepare and file such registration statement and permit it to become effective or to qualify the rights, the exercise thereof or the issuance of securities upon the exercise thereof under state securities or blue sky laws. The Company shall issue a public announcement upon any such suspension stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.
          Section 10. Common Shares Record Date. Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.
          Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
     (ii) Subject to the following paragraph and Section 24 of this Agreement, in the event any Person shall become an Acquiring Person (a “Section 11(a)(ii) Event”), each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to two times the then current Purchase Price per full Common Share multiplied by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying two times the then current Purchase Price per full Common Share by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date the Person became an Acquiring Person (such number of shares, the “Adjustment Shares”).

          From and after a Section 11(a)(ii) Event, any Rights that are or were beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 or 6 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this paragraph are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.
     (iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued (and not reserved for issuance for purposes other than upon exercise of the Rights) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price payable with respect to such Right (such excess, the “Spread”), and (B) with respect to each Right (subject to the second paragraph of Section 11(a)(ii)), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, if any, which the Board has deemed to have the same value as Common Shares and which, in the written opinion of counsel addressed to such Board, may be issued without violating the representation in the sixth paragraph under the caption “Amendment of Articles of Incorporation to Authorize Preferred Stock” in the Company’s Proxy Statement for its 1998 Annual Meeting of Shareholders (such shares of preferred stock, hereinafter referred to as “common stock equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to substitute for the Adjustment Shares pursuant to clause (B) above within thirty (30) days following the occurrence of a Section 11(a)(ii) Event (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of any portion of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Shares might be authorized for issuance for exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Shares on such date.
          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend (it is understood that without creating any implication that an increase of more than such amount would cause a dividend to fail to satisfy such standard, an increase of not to exceed one cent per share, appropriately adjusted to reflect any stock split, stock dividend of similar transaction occurring after the date hereof, shall not cause a dividend not to be a regular quarterly cash dividend) or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (d) For the purpose of any computation hereunder, the “current per share market price” of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares, or (ii) any subdivision, combination or reclassification of Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“Nasdaq”) or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the

Common Shares selected by the Board. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.
          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.
          (f) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 11 and the provisions of Sections 7, 9, 10 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.
          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest ten-thousandth of a Common Share) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.
          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company) Common Shares at such adjusted Purchase Price.
          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.
          (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail (or, if deemed appropriate by the Board, make available at no charge) a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.
          Section 13. [Reserved]
          Section 14. Fractional Rights and Fractional Shares.
          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

          (b) The Company shall not be required to issue fractions of Common Shares upon exercise or exchange of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares equal to one-half of a Common Share or less upon the exercise of Rights, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. Any exercise of Rights that would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a Common Share shall be governed by Section 7(a) hereof. In lieu of issuing fractional Common Shares upon the exchange of Rights, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.
          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).
          Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.
          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and
          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court or competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
          Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
          Section 18. Concerning the Rights Agent.
          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.
          (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
          Section 19. Merger or Consolidation or Change of Name of Rights Agent.
          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.
          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in, or act as the transfer agent for, any of the Rights, Common Shares or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail and, if such resignation occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 90 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent and the transfer agent of the Common Shares are the same Person, the appointment of a successor transfer agent for the Common Shares shall without any further action be the appointment of such Person as successor Rights Agent. If the Rights Agent and the transfer agent of the Common Shares are the same Person, notwithstanding the foregoing notice provisions, (a) prior to the Distribution Date, no notice of resignation or removal need be given to holders of the Rights, and (b) a resignation notice from, and a removal notice to, the Rights Agent shall be given upon such number of days’ notice as is specified in the agreement governing the Rights Agent’s services as transfer agent, as such agreement may be amended from time to time. If the Rights Agent and the transfer agent are not the same Person and the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 90 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of the State of New York or the State of Wisconsin (or of any other state of the United States so long as such entity is authorized to do business as a banking institution in the State of New York or the State of Wisconsin), in good standing, having an office or agency in the State of Wisconsin or the State of New York, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date that are exercisable or exchangeable for, or convertible into, Common Shares and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.
          Section 23. Redemption.
          (a) The Rights may be redeemed by action of the Board pursuant to subsection (b) of this Section 23 and shall not be redeemed in any other manner.
          (b) The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish.
          (c) Immediately upon the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.
          Section 24. Exchange.
          (a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. The exchange of the Rights by the Board may be made effective as such time, on such basis and with such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by the Trust Agreement (the “Trust”) all of the Common Shares or common stock equivalents, to the extent applicable pursuant to Section 24(c), issuable pursuant to the exchange (and any cash in lieu of fractional shares), and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such Common Shares or common stock equivalents (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust and any cash in lieu of fractional shares) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

          (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
          (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute common stock equivalents (as such term is defined in Section 11(a)(iii) hereof) for some or all of the Common Shares exchangeable for Rights.
          (d) In the event that there shall not be sufficient Common Shares or common stock equivalents issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or common stock equivalents for issuance upon exchange of the Rights.
          Section 25. Notice of Certain Events.
          (a) In case the Company shall propose, after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with (other than a merger of a Subsidiary into or with the Company), to effect any share exchange with or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.
          (b) In case a Section 11(a)(ii) Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall include a brief summary of the Section 11(a)(ii) Event and the consequences thereof to holders of Rights.
          Section 26. Notices.
          (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
MGIC Investment Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attention: Secretary
          (b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
Wells Fargo Bank, National Association
Attn: Wells Fargo Shareowner Services
          Manager of Account Administration
161 North Concord Exchange
South St. Paul, Minnesota 55075-1139
          (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
          Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that from and after the Distribution Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which reduces the then effective Redemption Price or moves to an earlier date the then effective Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.
          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).
          Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that nothing contained in this Section 30 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.
          Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          Section 33. Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Any reference in this Agreement to a statutory or regulatory provision includes a reference to any successor provision thereof.
          Section 34. Determinations and Actions by the Board. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement and any determination as to whether actions of any Person shall be such as to cause such Person to beneficially own Common Shares or to become an Acquiring Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of the Company in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of the Company to any liability to the holders of the Rights.
          Section 35. Book-Entry. Reference in this Agreement to certificates for Common Shares includes, in the case of uncertificated Common Shares, the balances indicated in the book-entry account system of the transfer agent for the Common Shares, and prior to the Distribution Date, any uncertificated Common Shares shall also evidence the associated Rights. Any legend required to be placed on any certificate for Common Shares may instead be included on any book-entry confirmation or notification to the registered holder of such Common Shares.
          Section 36. Amendment and Restatement. This Agreement amends and restates the Original Rights Agreement in its entirety, effective at the Amendment Effective Time

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

MGIC INVESTMENT CORPORATION

Attest:

By:	/s/ Joseph J. Ziino, Jr.	By:	/s/ Jeffrey H. Lane

Title:	Assistant Secretary	Title:	Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

Attest:

By:	/s/ Mark Henning	By:	/s/ Jennifer L. Leno

Title:	Vice President	Title:	Vice President

EXHIBIT A
[Form of Right Certificate]

Certificate No. R-	Rights
NOT EXERCISABLE AFTER AUGUST 17, 2012 (SUBJECT TO EXTENSION) OR EARLIER EXPIRATION OF THE RIGHTS AS PROVIDED IN THE RIGHTS AGREEMENT.
Right Certificate
MGIC INVESTMENT CORPORATION
          This certifies that                                         , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of July 7, 2009, and as such agreement may be amended (the “Rights Agreement”), between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Milwaukee, Wisconsin time, on August 17, 2012, subject to extension, or earlier expiration of the Rights as provided under the Rights Agreement at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one-half of one fully paid nonassessable (except as otherwise provided by any corporation law applicable to the Company) share of common stock, par value $1.00 (“Common Shares”), of the Company, at a purchase price of $25.00 per Common Share (the “Purchase Price”) (equivalent to $12.50 for each one-half of a Common Share), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 7, 2009, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights

Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.
          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for Common Shares. The Board may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person’s acquisition of 50% or more of the outstanding Common Shares, exchange the Rights evidenced by this Certificate for Common Shares, at an exchange ratio of one Common Share per Right, subject to adjustment, as provided in the Rights Agreement.
          No fractional Common Shares will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof and subject to the following sentence a cash payment will be made, as provided in the Rights Agreement. No Rights may be exercised that would entitle the holder to any fraction of a Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares, as provided in the Rights Agreement.
          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                     , ___.

MGIC INVESTMENT CORPORATION

Attest:

By:

Title:

Countersigned:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Authorized Signature

[Form of Reverse Side of Right Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
     FOR VALUE RECEIVED                                                          hereby sells, assigns and transfers
unto
(Please print name and address of transferee)
                                                                                       this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:                    , ___

Signature
Signature Medallion Guaranteed:
          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

[Form of Reverse Side of Right Certificate — continued]
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to
exercise the Right Certificate.)
To MGIC INVESTMENT CORPORATION:
          The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:
Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

Dated:                    , ____

Signature
Signature Medallion Guaranteed:
          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

[Form of Reverse Side of Right Certificate — continued]

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE
          The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT B
MGIC INVESTMENT CORPORATION
SUMMARY OF RIGHTS TO PURCHASE
COMMON SHARES
          On July 22, 1999, the Board of Directors (the “Board”) of MGIC Investment Corporation (the “Company”) declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value (the “Common Shares”), of the Company. The dividend was payable on August 9, 1999 to the shareholders of record on that date (the “Record Date”). Giving effect to the Rights Agreement referred to below, each Right entitles the registered holder to purchase from the Company one-half of one Common Share, at a price of $25.00 per Common Share (equivalent to $12.50 for each one-half of a Common Share), subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the “Rights Agreement”) between the Company and Wells Fargo Bank, National Association, as Rights Agent (the “Rights Agent”).
          Until the earlier to occur of (i) 10 days following a public announcement that a person has become an Acquiring Person or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors (the “Board”) prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. An Acquiring Person is any Person that becomes, by itself or together with its Affiliates and Associates, a beneficial owner of 5.0% or more of the Common Shares then outstanding, but will not include:
     (i) the Company, its subsidiaries and certain benefit plans of the Company and its subsidiaries;
     (ii) any of certain “grandfathered” persons (“Grandfathered Persons”) that would otherwise be Acquiring Persons as of the effective time of the amendment (as described in the Rights Agreement) and that continue to qualify for this status; and
     (iii) any person who or which the Board determines, in its sole discretion, has inadvertently become a beneficial owner of 5.0% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person), provided such person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest or cause its affiliates and associates to divest, and thereafter such person or its affiliates and associates promptly divest (without exercising or retaining any power, including voting, with respect to such Common Stock), sufficient Common Shares so that the percentage stock ownership of such person and its affiliates and associates is less than 5.0% (or, in the case of any person who or which has inadvertently failed to continue to qualify as a Grandfathered Person, the Common Shares that caused such person to so fail to qualify as a Grandfathered Person).
          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
          The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest to occur of (i) August 17, 2012 (the “Final Expiration Date”); (ii) the time at which the Rights are redeemed as provided in the Rights Agreement; (iii) the time at which the Rights are exchanged provided in the Rights Agreement; (iv) the repeal of Section 382 if the Board determines that the Rights Agreement is no longer necessary for the preservation of the net operating loss carryovers, other tax carryovers and tax benefits of the Company and its subsidiaries that would have been affected by such section (the “Tax Benefits”); and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.
          The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).
          In the event that any person becomes an Acquiring Person (a “Flip-In Event”), each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.
          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued in connection with the exercise or exchange of Rights.
          At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).
          In lieu of issuing fractional Common Shares equal to one-half of a Common Share or less upon the exercise of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares. In lieu of issuing fractional Common Shares upon the exchange of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exchange.
          The Purchase Price is payable by certified check, cashier’s check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event may be paid in Common Shares having an equivalent value.
          At any time prior to a person becoming an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
          Other than amendments that would change the Redemption Price or move to an earlier date the Final Expiration Date, the terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.
          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

EXHIBIT C
FORM OF REPRESENTATION AND REQUEST LETTER
          This letter is delivered to the Company pursuant to Section 1(k)(i) of the Amended and Restated Rights Agreement (the “Agreement”), dated as of July 7, 2009 and as amended through the date hereof, by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and the Rights Agent named therein. Capitalized terms used, but not defined, in this letter (and the term “beneficial ownership”) shall have the meanings given them under the Agreement.
          By delivery of this letter, [Name] (“Investor”) requests that the Company determine pursuant to Section 1(k)(ii) of the Agreement, based on this letter and any other information that the Company believes relevant (which, upon written request of the Company, Investor must provide if it desires to pursue this request), that beneficial ownership by Investor and its Affiliates and Associates of 5% or more of the outstanding Common Shares would not jeopardize or endanger the availability to the Company of the Tax Benefits (such determination, if affirmative, is referred to herein as the “Determination”). The representations, warranties, and covenants of Investor contained in this letter are being provided or made solely in connection with Investor’s request that the Company make the Determination, thereby effectuating the exemption (the “Exemption”) provided in Section 1(k) of the Agreement.
          For purposes of this letter, the following terms shall have the meanings indicated:
     (i) The “Applicable Period” means the period beginning with and including the date of this letter and ending at the earlier of (A) the time, if any, following the Determination at which the Exemption is no longer in effect, or (B) the time at which the Agreement is no longer effective.
     (ii) A specified Person has “Economic Ownership” of shares if such shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being owned by the specified Person (or by a Person or group of Persons to which the shares owned by the specified Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)).
     (iii) “Fund” means (A) an investment account that is not itself a Person and that is managed or advised by Investor or by an Affiliate or Associate of Investor, and (B) any Affiliate or Associate of Investor that is an investment fund and that is named in the following listing:                                         .
     (iv) “Investor Group” refers collectively to Investor and its Affiliates and Associates (including                                         ), other than the Funds.
          Investor makes the following representations, warranties, and covenants:

1.	The aggregate number of Common Shares and the aggregate principal amount of 2063 Debentures beneficially owned by the Funds and by the Investor Group and Funds, collectively, are as follows:

Aggregate Principal
	Number of	Amount of 2063
	Common Shares	Debentures (a)
Funds

Investor Group and Funds, collectively

[(a)  For holdings of 2063 Debentures, disclose in a footnote the date of acquisitions of all 2063 Debentures held and the aggregate principal amount acquired on each such date.]
2.	Investor represents and warrants that the following statements are true and correct at the date of this letter, and that the statements in subparagraphs (b) and (c) below will also be true and correct at all times during the Applicable Period:
(a)	Neither the Investor Group nor any single Fund has Economic Ownership of more than 4.90%[1] of the total outstanding Common Shares.

(b)	With respect to any Common Shares owned by the Investor Group, no member of the Investor Group is acting as a member of a group that both (I) includes any Person other than another member of the Investor Group and (II) is treated as an “entity” under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).

(c)	With respect to any Common Shares owned by a Fund, such Fund is not acting as a member of a group that is treated as an “entity” under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).
3.	Investor acknowledges, understands and agrees that, at all times during the Applicable Period, neither the Investor Group nor any Fund shall acquire (other than through a stock dividend, rights dividend, stock split or similar transaction effected by the Company) any Common Shares (or any interests in an entity that owns, directly or indirectly, any Common Shares) if, immediately after such acquisition, (i) the Investor Group or such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares, or (ii) to Investor’s knowledge, any Person other than (x) a member of the Investor Group or (y) such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares (and would not have such level of

[1]	In its sole discretion, the Company may accept a higher percentage not greater than 4.99%.

Economic Ownership but for such acquisition by the Investor Group or such Fund).
          Investor acknowledges and agrees that the accuracy of the foregoing representations and warranties and compliance with the foregoing covenants are a condition to the Exemption becoming effective and remaining in effect.

Sincerely,

[Name of Investor]

By:

Name:
Title:

MGIC INVESTMENT CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 6, 2010
9:00 a.m. Central Time
MARCUS CENTER FOR THE PERFORMING ARTS
929 North Water Street
Milwaukee, WI

MGIC Investment Corporation P.O. Box 488 Milwaukee, WI 53201	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 6, 2010.
By signing on the reverse side, I hereby appoint CURT S. CULVER and J. MICHAEL LAUER, and either one of them, as my proxy and attorney-in-fact, with full power of substitution by the Board of Directors of MGIC Investment Corporation (MGIC), to represent and vote, according to my choices specified on this proxy card, all shares of Common Stock of MGIC which I am entitled to vote at the Annual Meeting of Shareholders to be held at the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on Thursday, May 6, 2010, at 9:00 a.m. Central Time, and at any adjournment.
I acknowledge that I have received MGIC’s Notice of Annual Meeting, Proxy Statement and 2009 Annual Report.
Notice to Participants in MGIC’s Profit Sharing and Savings Plan and Trust: As a participant in the MGIC Investment Corporation Profit Sharing and Savings Plan and Trust (Plan), you have the right to instruct the Plan Trustee how to vote the shares of MGIC Common Stock allocated to your account. If you sign, date and return this card in the enclosed reply envelope and it is received by the Plan Trustee at least five days before the Annual Meeting, shares held in your account will be voted by the Plan Trustee in accordance with the voting choices you specify on the reverse side. You may revoke your instructions by delivering a signed proxy card with a later date to the Plan Trustee at least five days before the Annual Meeting. If your instructions are not timely received or if you do not respond, shares held in your account will be voted by the Plan Trustee in accordance with the Plan and applicable law.

See reverse for voting instructions.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
òPlease detach hereò

The Board of Directors Recommends a Vote FOR All Nominees Listed in Item 1 and FOR Items 2 and 3.

1. Election of directors:	01 James A. Abbott	☐	Vote FOR	☐	Vote WITHHELD
	02 Thomas M. Hagerty		all nominees		from all nominees
	03 Michael E. Lehman		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approve the Rights Agreement by and between MGIC Investment Corporation and Wells Fargo Bank, National Association, as amended through December 29, 2009.	☐ For	☐ Against	☐ Abstain

3.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of MGIC Investment Corporation.	☐ For	☐ Against	☐ Abstain

4.	In his discretion, each Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ABOVE BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:	Date:

Signature(s) in Box
Please sign exactly as your name appears to the left. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal. When signing as attorney, executor, administrator, trustee or guardian, give full title.